                                    SCHEDULE 14A
                                   (RULE 14A-101)
                      INFORMATION REQUIRED IN PROXY STATEMENT
                              SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                        THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO.    )

Filed by the Registrant   [X]
Filed by a Party other than the Registrant   [_]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[_]  Confidential, for use of the
     Commission only (as permitted by
     Rule 14a-6(e)(2))


[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            PHOTOGEN TECHNOLOGIES, INC.
         ------------------------------------------------------------------
                  (Name of Registrant as Specified In Its Charter)


         ------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
                   -------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction
          applies:
                   -------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                                                                     -----------

     (4)  Proposed maximum aggregate value of transaction:
                                                           ---------------------
     (5)  Total fee paid:
                          ------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
                                  ----------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:
                                                        ------------------------

     (3)  Filing Party:
                        --------------------------------------------------------
     (4)  Date Filed:
                      ----------------------------------------------------------

                            PHOTOGEN TECHNOLOGIES, INC.
                          7327 OAK RIDGE HIGHWAY, SUITE B
                                KNOXVILLE, TN 37931
                              ------------------------
                   NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON WEDNESDAY, MAY 27, 1998
                              ------------------------

TO THE STOCKHOLDERS OF PHOTOGEN TECHNOLOGIES, INC.:

     Notice is hereby given that the annual meeting of stockholders of Photogen Technologies, Inc., a Nevada corporation (the "Company"), will be held at the Drake Hotel, 140 East Walton Place, Chicago, Illinois on Wednesday, May 27, 1998, at 10:00 a.m., Chicago time, for the following purposes:

     1. To amend paragraph (b) of Article Fifth of the Restated Articles of Incorporation to increase the authorized number of directors to six, to delete the names of the initial directors and to further restate the Restated Articles of Incorporation to reflect the foregoing amendments.

     2. To elect six directors to the Board of Directors, including one director to fill the vacancy created by the increase in the number of authorized directors.

     3. To ratify and approve the Photogen Technologies, Inc. 1998 Long Term Incentive Plan.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Please notify the Company by May 20, 1998 if you plan to attend the annual meeting in person. Space is limited.

     Only stockholders of record as of the close of business on May 11, 1998 will be entitled to notice of the annual meeting and to vote at the annual meeting and any adjournment thereof. A list of stockholders of the Company entitled to vote at the meeting will be available for inspection by stockholders at the Company's office, for ten days prior to the annual meeting during normal business hours.

                PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED
               PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO
         POSTAGE IF MAILED IN THE UNITED STATES.  IF A STOCKHOLDER DECIDES
          TO ATTEND THE MEETING, HE OR SHE MAY, IF SO DESIRED, REVOKE THE
             PROXY AND VOTE THE SHARES IN PERSON.  ATTENDANCE AT THIS
                MEETING DOES NOT ITSELF SERVE TO REVOKE YOUR PROXY.

                                             By Order of the Board of Directors,

                                             Eric A. Wachter, Ph.D.
                                             Secretary
Knoxville, Tennessee
April 29, 1998

                            PHOTOGEN TECHNOLOGIES, INC.
                          7327 OAK RIDGE HIGHWAY, SUITE B
                                KNOXVILLE, TN 37931

                                  ---------------

                                  PROXY STATEMENT
                                        FOR
                        1998 ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD ON
                                    MAY 27, 1998

                                  ----------------


     This Proxy Statement is furnished to the holders of Common Stock, par value $.001 per share, of Photogen Technologies, Inc. (the "Company") in connection with the solicitation of Proxies on behalf of the Board of Directors of the Company for the Annual Meeting of Stockholders to be held at 10:00 a.m. Chicago time on Wednesday, May 27, 1998 (the "Annual Meeting").
The Annual Meeting will be held at the Drake Hotel, 140 East Walton Place, Chicago, Illinois. Only stockholders of record at the close of business on May 11, 1998 are entitled to notice of and to vote at the Annual Meeting.
The Company's stockholders will be solicited by mail on or about May 13, 1998.

     Returning your completed Proxy will not prevent you from voting in person at the Annual Meeting should you be present and wish to do so. Any such Proxy may be revoked by a stockholder at any time before it is exercised by either giving written notice of such revocation to the Secretary of the Company or submitting a later-dated Proxy to the Company prior to the Annual Meeting.
A stockholder attending the Annual Meeting may revoke his proxy and vote in person if he desires to do so, but attendance at the Annual Meeting will not of itself revoke the Proxy.

     The Company expects to reimburse brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with the mailing of the Proxy. The entire expense of the solicitation, including the cost of preparing, assembling and mailing the proxy materials, will be borne by the Company.

     Shares represented by executed and unrevoked Proxies will be voted in accordance with the instructions contained therein or, in the absence of such instructions, in accordance with the recommendations of the Board of Directors. Neither abstentions nor broker non-votes will be counted for the purpose of determining whether any given proposal has been approved by the stockholders of the Company. The amendment to Article Fifth of the Company's Restated Articles of Incorporation and the approval of the Photogen Technologies, Inc. 1998 Long Term Incentive Plan require the affirmative vote of a majority of the votes cast on each proposal, provided the votes cast on each proposal represent over 50% in interest of the Common Stock entitled to vote on each proposal. The election of directors requires a plurality of the votes cast by the holders of the Company's Common Stock. A "plurality" means that the individuals who receive the largest number of affirmative votes cast are elected as directors up to the maximum number of directors to be chosen at the Annual Meeting. If there are insufficient votes cast to satisfy such 50% requirement, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

     As to all matters that may come before the Annual Meeting, each stockholder will be entitled to one vote for each share of Common Stock of the Company held by him at the close of business on May 11, 1998. The holders of a majority of the shares of Common Stock of the Company entitled to vote and present in person or represented by proxy will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum. As of May 11, 1998 there will be 36,875,000 shares of Common Stock outstanding.

DISSENTERS' RIGHTS OF APPRAISAL

     There are no dissenters' rights of appraisal in connection with the vote of the stockholders with respect to the matters to be voted on.

PROPOSALS BY STOCKHOLDERS

     Any proposals by stockholders of the Company intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company for inclusion in the Company's Proxy Statement and form of Proxy by January 1, 1999. Proposals should be directed to the attention of the Secretary of the Company.


                              PROPOSAL 1 - AMENDMENT TO
                          RESTATED ARTICLES OF INCORPORATION

          The Company's Board of Directors has determined that it would be in the best interests of the Company and its stockholders to expand the size of the Board to six members. Many of the exchanges on which the Company may seek listing require that a listed company's board of directors have at least two independent members (i.e., directors who are not employed by the Company). By increasing the size of the Company's Board of Directors, stockholders will be able to elect an independent director who, along with Dr. Weinstein (the other independent director) will comprise the required two independent directors. The Board does not presently expect the increase in the number of directors to have any material anti-takeover effects on the Company.

          In order to increase the authorized number of directors to six, paragraph (b) of Article Fifth of the Restated Articles of Incorporation must be amended. In addition, the names of the initial directors originally stated in Article Fifth will be deleted as permitted by Section 78.403 of the Nevada General Corporation Law. Accordingly, as a result of the amendment, paragraph
(b) of Article Fifth would read in its entirety as follows:

     (b) The authorized number of members constituting the Board of Directors of the Corporation is six (6).

The Restated Articles of Incorporation will be further restated to reflect the foregoing amendment.

          In conjunction with the anticipated presence of two independent directors, the Company's Board will create two new committees: the Audit Committee and the Compensation Committee. These Committees will each consist of two independent directors, and Dr. Weinstein and Lester McKeever, Jr. (who is nominated to become a director) are expected to become the members of the Audit Committee and the Compensation Committee.

          The Company's Audit Committee will have general responsibility for meeting with the Company's independent public accountants and reviewing the scope and results of auditing procedures and the Company's accounting procedures and controls. The Audit Committee will also provide general oversight with respect to the accounting principles employed in the Company's financial reporting. The Compensation Committee will generally be responsible for reviewing the performance and total compensation package for the Company's executive officers, including the President and Chief Executive Officer; considering the modification of existing compensation and employee benefit programs and the adoption of new plans; administering the terms and provisions of any equity compensation or stock option plans (including the 1998 Plan, described below), 401(k), profit sharing plan and similar employee benefit plans; and reviewing the compensation and benefits, if any, of non-employee directors. The administration of such option, compensation or similar plans includes the determination, subject to the respective plan provisions, of the individuals eligible to receive awards, the individuals to whom awards are granted, the nature of the awards to be granted, the number of awards to be granted, and the exercise price, vesting schedule, term and all other conditions and terms of the awards to be granted.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company recommends a vote FOR the amendment to paragraph (b) of Article Fifth of the Company's Restated Articles of Incorporation.

                      PROPOSAL 2 -- ELECTION OF SIX DIRECTORS
                        TO THE COMPANY'S BOARD OF DIRECTORS

                          DIRECTORS AND EXECUTIVE OFFICERS

     At the Annual Meeting (assuming the proposed amendment to the Company's Restated Articles of Incorporation is approved and the size of the Board is increased), there will be six directors standing for election. Each of the Company's five incumbent directors is nominated for reelection. Biographical information for Lester H. McKeever, Jr., who is nominated to be elected to the Board upon the effectiveness of the amendment to the Company's Restated Articles of Incorporation, is also provided. Each of the directors will serve a one year term which will extend to the next annual meeting of shareholders and until his successor is elected and qualified, or until his earlier death, retirement, resignation or removal. Officers generally serve at the discretion of the Board of Directors. A brief discussion of the business experience of each director and executive officer during the past five years is also set forth below. None of these individuals is a director of any other company subject to the reporting requirements under the federal securities laws.

     JOHN A. SMOLIK, age 49, has served as President and Chief Executive Officer and Chairman of the Board since May 16, 1997, and was elected Chief Financial Officer on November 21, 1997. He is primarily responsible for day to day activities of developing and implementing plans, strategies and relationships necessary to accomplish both the short and long term goals of the Company. Mr. Smolik has over 25 years of experience in pharmaceutical, medical diagnostic and industrial enzyme businesses. Mr. Smolik is one of the founders of Photogen L.L.C., Genase L.L.C. and Genencor International. During the five years prior to becoming an officer of the Company, he was associated with Genase, served as Senior Management Consultant for QualPro, Inc., and was a principal in his management consulting firm, JTS Associates. He has an M.B.A. from the University of Connecticut and a B.S. in chemical engineering from the University of Washington.

     ERIC A. WACHTER, PH.D., age 35, has served as a Director, Secretary and Treasurer since May 16, 1997. He is primarily responsible for developing and demonstrating the functional feasibility of the laser system hardware, including focusing and targeting. He is also responsible for development of nontherapeutic laser applications. He received a Ph.D. in chemistry from the University of Wisconsin-Madison and a B.S. in chemistry (cum laude) in the honors program, Indiana University, Bloomington. Dr. Wachter is one of the founders of Photogen L.L.C. and for the five years prior to May 1997 he was associated with the Oak Ridge National Laboratory.

Dr. Wachter is a physical-analytical chemist who concentrates in the fields of biochemistry, optical spectroscopy and instrumentation research and development. He has numerous technical publications in these fields along with three U.S. Patents, numerous pending patent applications and numerous patent disclosures.

     WALTER G. FISHER, PH.D., age 35, has served as a Director since May 16, 1997. He is primarily responsible for developing specific laser activation requirements for photoactive drugs, and for demonstrating imaging feasibility. He received a Ph.D. in chemistry from Purdue University and a B.S. in chemistry from the University of Cincinnati. Dr. Fisher is one of the founders of Photogen L.L.C. and for the five years prior to May 1997 he was associated with the Oak Ridge National Laboratory. Dr. Fisher is a physical-analytical chemist who concentrates in the related fields of molecular spectroscopy, non-lineal laser physics and photochemistry. He has a number of technical publications in these fields with two issued U.S. Patents, several pending patent applications and patent disclosures.

     CRAIG DEES, PH.D., age 44, has served as a Director since May 16, 1997. He is primarily responsible for researching and developing photodynamic therapy protocols, photoactive pharmaceuticals, and targeting systems, as well as for demonstrating the safety and efficacy of that technology in animals. He received a Ph.D. in molecular biology from the School of Veterinary Medicine, University of Wisconsin-Madison, an M.S. in immunology, School of Veterinary Medicine, Auburn University and a B.S. in microbiology, Brigham Young University. Dr. Dees is one of the founders of Photogen L.L.C. and for the five years prior to May 1997 he was associated with the Oak Ridge National Laboratory. Dr. Dees is a molecular biologist who concentrates in the related fields of molecular virology, microbiology, immunology and biochemistry. He has many technical publications in these fields, patents and numerous patent disclosures.

     ROBERT J. WEINSTEIN, M.D., age 51, has served as a Director since February 28, 1997. During the last five years, Dr. Weinstein served as Chief Executive Officer of HMO America, Inc. and subsequently held the same position in United HealthCare of Illinois when United HealthCare acquired HMO America in 1993. On January 1, 1996 he became a consultant to United HealthCare Corporation. He is a graduate of the Chicago Medical School.

     LESTER H. MCKEEVER, JR., age 63, is nominated to serve as a Director.
Since 1976, Mr. McKeever has been Managing Partner of the firm of Washington, Pittman & McKeever, a Chicago, Illinois firm of certified public accountants and consultants providing a broad range of professional services. Mr. McKeever is also Chairman of the Federal Reserve Bank of Chicago, and he serves as a director of MBIA Insurance Corp. of Illinois, Worldwide Broadcasting, Inc., and Printing Specialities, Inc. Mr. McKeever serves on several not-for-profit boards and councils, including the Chicago Urban League (formerly Chairman of the Board), Business Advisory Counsel--University of Illinois College of Commerce at Urbana-Champaign, University of Illinois Board of Trustees (Treasurer), Illinois Institute of Technology, IIT Chicago Kent College of Law, and the Chicago Symphony Orchestra Association. Mr. McKeever received his Bachelor of Science degree in accounting from the University of Illinois at Urbana-Champaign and his J.D. with distinction from the IIT-Chicago Kent College of Law.


RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors of the company recommends a vote FOR the election of each of the director nominees listed above.

                               MEETINGS OF THE BOARD

     The Company's Board of Directors acted by unanimous written consent on approximately five occasions during the fiscal year ended December 31, 1997. The Executive Committee acted by written consent on approximately two occasions during the 1997 fiscal year. No incumbent director attended fewer than 75% of all meetings of the Board of Directors, or fewer than 75% of all meetings of a committee on which such director served during the past fiscal year.

     As discussed above, the Company in the past has not had a standing audit, nominating or compensation committee of the Board. After the amendment to the Restated Articles of Incorporation and the election of Mr. McKeever, the Company will have an Audit Committee and a Compensation Committee, whose members are expected to be Dr. Weinstein and Mr. McKeever.

              SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and beneficial owners of more than 10% of the Company's Common Stock are required by regulations promulgated by the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms that they file.

     Until the effectiveness of the Company's Form 10-SB on February 23, 1998, the Company's officers and directors have not been subject to Section 16(a) of the Exchange Act because the Company did not have a class of stock registered under Section 12(g) of the Exchange Act. On February 23, 1998, the Company's registration under Section 12(g) became effective. Based solely on review of the copies of such forms furnished to the Company, the Company believes that as of February 23, 1998, all of its officers, directors and greater-than-10% beneficial owners complied with Section 16(a) filing requirements applicable to them.

                       PROPOSAL 3 - PHOTOGEN TECHNOLOGIES, INC.
                            1998 LONG TERM INCENTIVE PLAN

     INTRODUCTION. The Company's Board of Directors has adopted the Photogen Technologies, Inc. 1998 Long Term Incentive Plan (the "1998 Plan") for the Company's directors, executives and other key employees and certain consultants of the Company and its subsidiaries. The effectiveness of the 1998 Plan is subject to stockholder approval.

     The 1998 Plan is intended to advance the Company's interests by providing such persons with additional incentives to promote the success of the Company's business, to increase their proprietary interest in the success of the Company and to encourage them to remain in the Company's employ. The Board believes that the 1998 Plan is a necessary tool to help the Company compete effectively with other enterprises for the services of new employees and to retain key employees and directors, all as may be required for the future development of the Company's business. The Company cannot determine at this time how many potential consultants or new employees will be eligible for receipt of Awards under the 1998 Plan. The Company currently has seven employees, five of whom serve as directors of the Company. The Board presently contemplates that current employee directors will not be considered for awards under the 1998 Plan during the Company's 1999 fiscal year.

     Each director, each nominee for director and each officer and employee of the Company has, by reason of being eligible to receive awards under the 1998 Plan, an interest in seeing that the 1998 Plan is adopted by the stockholders.

     Set forth below is a summary of certain material features of the 1998 Plan. The complete text of the 1998 Plan is attached to this Proxy Statement as Exhibit A.

     NATURE OF AWARDS TO BE GRANTED PURSUANT TO THE 1998 PLAN. The 1998 Plan provides for the grant of options intended to qualify as "incentive stock options" ("ISOs") under Section 422(b) of the Internal Revenue Code of 1986 (the "Code") and non-qualified stock options ("NQSOs") and Restricted Stock Awards. Options designated as ISOs by the Compensation Committee of the Board of Directors (the "Compensation Committee") will contain terms designed to comply with the provisions of Section 422(b). All options issued pursuant to the 1998 Plan and not expressly designated as ISOs shall be conclusively deemed to be NQSOs.

     COMMON STOCK SUBJECT TO THE 1998 PLAN. The aggregate number of shares of Common Stock covered by the 1998 Plan is 2,000,000 shares.

     Shares issued upon exercise of options or awards of Restricted Stock under the 1998 Plan may be either authorized but unissued shares or shares re-acquired by the Company. If, on or prior to the termination of the 1998 Plan, an award granted thereunder expires or is terminated for any reason without having been exercised or vested in full, the unpurchased or unvested shares will again become available for the grant of awards under the 1998 Plan. Shares of Common Stock covered by options surrendered in connection with the exercise of other options will not be deemed to have been exercised and shall again become available for the grant of awards under the 1998 Plan.

     The purchase price of the shares of Common Stock covered by each NQSO will be determined by the Committee and will be at least the par value of the shares; ISOs will have an exercise price of at least 100% of the fair market value of the Common Stock at the time the option is granted. No option granted to any person who, at the time of such grant, owns, taking into account the attribution rules of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of the Company's stock or of the stock of any of its corporate subsidiaries, may be designated as an ISO unless at the time of such grant the purchase price of the shares of Common Stock covered by such option is at least 110% of the fair market value, but in no event less than the par value, of such shares. The aggregate fair market value (determined as of the time each ISO is granted) of the shares of Common Stock with respect to which ISOs issued to any one person thereunder are exercisable for the first time during any calendar year may not exceed $100,000.

     Awards of Restricted Stock under the 1998 Plan will be made at the discretion of the Compensation Committee and will consist of shares of Common Stock granted to a participant and covered by a Restricted Stock award agreement. At the time of an award, a participant will have the benefits of ownership in respect of such shares, including the right to vote such shares and receive dividends thereon and other distributions, subject to the restrictions set forth in the 1998 Plan and in the Restricted Stock award agreement. The shares will be legended and, at the option of the Company, may be held in escrow by the Company and may not be sold, transferred or disposed of until such restrictions have lapsed. Each award may be subject to a lapsing formula pursuant to which the restrictions on transferability lapse over a particular time period. The Compensation Committee has broad discretion as to the specific terms and conditions of each award, including applicable rights upon certain terminations of employment.

     The 1998 Plan provides that the fair market value shall be deemed to be the closing sale price at which the shares of Common Stock were traded on the principal securities exchange (including the over-the-counter bulletin board) on which the shares are traded on the date of the meeting of the Compensation Committee at which the award is granted, or if no sale of the Common Stock was made on any national securities exchange on such date, then on the next preceding day on which there was a sale of the Common Stock. The Company's Common Stock is not currently listed on any national exchange and the Company maintains no active trading market for its common stock (although the Company is seeking listing on the NASDAQ Smallcap Market or the American Stock

Exchange); however, the Common Stock currently trades in the over-the-counter "bulletin board" market from time to time under the symbol "PHGN."

     ADMINISTRATION OF THE 1998 PLAN. The 1998 Plan will be administered by the Compensation Committee. The Compensation Committee has full and exclusive authority to determine the grant of awards under the 1998 Plan. Dr. Weinstein and Mr. McKeever will serve as the members of the Compensation Committee.

     PURCHASE OF COMMON STOCK UNDER THE 1998 PLAN. Each award granted under the 1998 Plan will be granted pursuant to and subject to the terms and conditions of an award agreement (an "Award Agreement") to be entered into between the Company and the awardholder at the time of such grant. Any Award Agreement will incorporate by reference all of the terms and provisions of the 1998 Plan as in effect at the time of grant and may contain such other terms and provisions as may be approved by the Compensation Committee.

     The expiration date of an award granted under the 1998 Plan will be as determined by the Compensation Committee at the time of grant, provided that an ISO will expire not more than ten years after the date it is granted. Each award will become exercisable or vested in whole, in part or in installments at such time or times as the Compensation Committee may prescribe and specify in the Award Agreement at the time the award is granted.

     In the event of a "Change in Control" (defined below) of the Company, awards granted under the 1998 Plan which, by their terms, vest or are exercisable in installments, will become immediately exercisable or vested in full. A "Change in Control" will be deemed to have occurred as of the first day that any one or more of the following conditions are satisfied
(capitalized terms not otherwise defined herein are defined in the 1998
Plan): (a) the acquisition by any Person of Beneficial Ownership of 50% or more of either (A) the then outstanding shares of Common Stock of the Company, or (B) the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of Directors; provided, however, that for purposes of this provision, the following transactions do not constitute a Change of Control: (1) any acquisition directly from the Company through a public offering of shares of Common Stock of the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or
(4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (c), below; (b) the cessation, for any reason, of the individuals who constitute the Company's
Board of Directors as of the date hereof ("Incumbent Board") to constitute at least a majority of the Company's Board of Directors; provided, however, that any individual becoming a Director following the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent
Board shall be considered as though such individual was a member of the Incumbent Board, but excluding any such individual whose initial assumption of office occurs because of an actual or threatened election contest with respect to the election or removal of Directors to other actual or threatened solicitation of proxies or consents by or on behalf of Person other than the Company's Board of Directors;
(c) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Business Combination") unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the outstanding shares of Common Stock of the Company and the outstanding voting securities of the Company immediately before such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of Directors, as the case may be, of the Company resulting from such Business Combination (including, without limitation, a corporation which as a result of such transactions owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately before such Business Combination of the outstanding shares of Common Stock and the outstanding voting securities of the Company, as the case may be;
(B) no party (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed before the Business Combination; and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Company's Board of Directors at the time of the execution of the initial agreement, or of the action of the Company's Board of Directors, providing for such Business Combination; or (d) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company. These provisions of the 1998 Plan may have some deterrent effect on certain mergers, tender offers or other takeover attempts, thereby having some potential adverse effect on the market price of the Company's Common Stock.

     The exercise price for options granted under the 1998 Plan may be paid in any of the following ways, which may be combined for any given exercise:
(a) the exercise price may be paid in cash or its equivalent; (b) the exercise price may be paid by tendering previously acquired shares of Common Stock having a fair market value equal to the aggregate exercise price for the options being exercised; or (c) subject to applicable requirements of the Exchange Act, the optionholder may deliver with his or her exercise notice irrevocable instructions to a broker to promptly deliver to the Company an amount of sale or loan proceeds sufficient to pay the exercise price.

     Awards granted under the 1998 Plan are assignable or transferable by will or pursuant to the laws of descent and distribution or as otherwise specifically permitted by the Award Agreement or by the Committee, and options will be exercisable during the awardholder's lifetime by the awardholder himself or herself or any permitted transferee. No holder of any option will have any rights to dividends or other rights of a stockholder with respect to shares subject to an option prior to the purchase of such shares upon exercise of the option.

     TERMINATION OF EMPLOYMENT, DEATH OR DISABILITY OF OPTIONHOLDER. Each option, to the extent it has not been previously exercised, will terminate upon the earliest to occur of: (i) the expiration of the option period set forth in the Award Agreement; (ii) for ISOs, the expiration of three months following the Participant's retirement (following the Participant's Retirement, NQSOs will terminate upon the expiration of the option period set forth in the Award Agreement); (iii) the expiration of 12 months following the Participant's death or disability; (iv) immediately upon termination for cause; or (v) the expiration of 90 days following the Participant's termination of employment for any reason other than cause, Change in Control, death, disability, or retirement. Upon a termination of employment related to a Change in Control, options will be treated in the manner set forth in the Change of Control provisions.

     Upon a Participant's death, disability, or retirement, all Restricted Stock will vest immediately. Each Award Agreement will set forth the extent to which the Participant will have the right to retain unvested restricted shares following termination of the Participant's employment with the Company in all other circumstances. Such provisions will be determined in the sole discretion of the Compensation Committee, will be included in the Award Agreement entered into with each Participant, need not be uniform among all shares of Restricted Stock issued pursuant to the 1998 Plan, and may reflect distinctions based on the reasons for termination of employment.

     EXPIRATION, TERMINATION AND AMENDMENT OF THE 1998 PLAN. The 1998 Plan may, at any time or from time to time, be terminated, modified, altered, suspended or amended by the Board of Directors or the Compensation Committee. The Board of Directors or the Compensation Committee may, insofar as permitted by law, from time to time with respect to any shares of Common Stock at the time not subject to options or other awards, suspend or discontinue the 1998 Plan or revise or amend it in any respect whatsoever, except that, without approval of the stockholders of the Company, no such revision or amendment shall increase the number of shares available for grants of ISOs under the 1998 Plan or alter the class of participants in the 1998 Plan. Subject to the provisions described above, the Board of Directors or the Compensation Committee will have the power to amend the 1998 Plan and any outstanding awards granted thereunder in such respects as the Board of Directors or the Compensation Committee may, in its sole discretion, deem advisable in order to incorporate in the 1998 Plan or any such award any new provision or change designed to comply with or take advantage of requirements or provisions of the Code or other statute, or rules or regulations of the Internal Revenue Service or other federal or state governmental agency enacted or promulgated after the adoption of the 1998 Plan. Any award outstanding under the 1998 Plan at the time of the 1998 Plan's termination shall remain in effect in accordance with its terms and conditions and those of the 1998 Plan.

     Notwithstanding the foregoing, neither the Board of Directors nor the Compensation Committee may cancel outstanding awards and issue substitute awards in replacement thereof or reduce the exercise price of any outstanding options.

     FEDERAL TAX CONSEQUENCES. The Company believes that the following generally summarizes the federal income tax consequences of awards under the Plan for participants and the Company. A participant will not be deemed to have received any income subject to tax at the time a stock option (including an ISO) or Restricted Stock award that is subject to conditions, restrictions or contingencies is awarded, nor will the Company be entitled to a tax deduction at that time. When a stock option (other than an ISO) is exercised, the participant will be deemed to have received an amount of ordinary income equal to the excess of the fair market value of the shares purchased over the exercise price. The income tax consequences of Restricted Stock Awards will depend on how the awards are structured, but generally, a participant will be deemed to have ordinary income at the time a Restricted Stock Award is distributed to him free of all conditions, restrictions and contingencies. In each case, the Company will be allowed a tax deduction in the year and in an amount equal to the amount of ordinary income that the participant is deemed to have received. The extent of the deduction for certain highly compensated employees may be limited to $1 million annually for performance based awards under Section 162(m) of the Internal Revenue Code.

     If an ISO is exercised by a participant who satisfies certain employment requirements at the time of exercise, the participant will not be deemed to have received any income subject to tax at such time, although the excess of the fair market value of the common stock so acquired on the date of exercise over the exercise price will be an item of tax preference for purposes of the alternative minimum tax. Section 422 of the Code provides that if the Common Stock is held at least one year after the exercise date and two years after the date of grant, the participant will realize a long-term capital gain or loss upon a subsequent sale, measured as the difference between the exercise price and the sales price. If Common Stock acquired upon the exercise of an ISO is not held for one year, a "disqualifying disposition" results, at which time, the participant is deemed to have received an amount of ordinary income equal to the lesser of (a) the excess of the fair market value of the Common Stock on the date of exercise over the exercise price or (b) the excess of the amount realized on the disposition of the shares over the exercise price. If the amount realized on the "disqualifying disposition" of the Common Stock exceeds the fair market value on the date of exercise, the gain on the excess of the ordinary income portion will be treated as a capital gain. Any loss on the disposition of Common Stock acquired through the exercise of an ISO is a capital loss. No income tax deduction will be allowed to the Company with respect to shares of Common Stock purchased by a participant through the exercise of an ISO, provided there is no "disqualifying disposition" as described above. In the event of a "disqualifying disposition", the Company is entitled to a tax deduction equal to the amount of ordinary income recognized by the participant.

NEW PLAN BENEFITS

     No awards have been granted under the 1998 Plan. The Board of Directors of the Company contemplates that no Awards under the 1998 Plan will be given to current directors during the fiscal year ending December 31, 1998 in view of their existing substantial holdings in the Company. Because the 1998 Plan gives broad discretion with respect to the Awards to the Compensation Committee the amount of the Awards which would have been granted to the eligible officers, directors and key employees during the fiscal year ending December 31, 1997 cannot be determined at this time. During the 1998 fiscal year the Company may consider hiring additional employees and/or consultants who may become eligible for receipt of Awards under the 1998 Plan. At this point the Company has made no arrangements to hire additional employees or consultants, and therefore cannot provide information as to the amount of the Awards, if any, which would be granted to such persons.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company recommends a vote FOR the adoption of the 1998 Plan.


                               SECURITY OWNERSHIP OF
                      CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of the Company's common stock as of March 31, 1998 by directors and executive officers, and any person or group known to the Company to be the owner of more than five percent of the Company's shares.

                                                     AMOUNT AND
                                                     NATURE OF
                  NAME AND ADDRESS                   BENEFICIAL        PERCENT
 TITLE OF CLASS   OF BENEFICIAL OWNER                OWNERSHIP         OF CLASS
 --------------   -------------------                ----------        --------
 Common Stock     John Smolik (Chairman of the       4,800,000(1)      13.02
                  Board, President, Chief
                  Executive Officer, Chief
                  Financial Officer)
                  7327 Oak Ridge Highway
                  Suite B
                  Knoxville, TN 37931

 Common Stock     Eric A. Wachter, Ph.D.             4,800,000(1)      13.02
                  (Director, Secretary)
                  7327 Oak Ridge Highway
                  Suite B
                  Knoxville, TN 37931


                                         -13-

                                                     AMOUNT AND
                                                     NATURE OF
                  NAME AND ADDRESS                   BENEFICIAL        PERCENT
 TITLE OF CLASS   OF BENEFICIAL OWNER                OWNERSHIP         OF CLASS
 --------------   -------------------                ----------        --------
 Common Stock     Craig Dees, Ph.D. (Director)       4,800,000(1)      13.02
                  7327 Oak Ridge Highway
                  Suite B
                  Knoxville, TN 37931

 Common Stock     Walter G. Fisher, Ph.D.            4,800,000(1)      13.02
                  (Director)
                  7327 Oak Ridge Highway
                  Suite B
                  Knoxville, TN 37931

 Common Stock     Timothy Scott, Ph.D.               4,800,000(1)      13.02
                  7327 Oak Ridge Highway
                  Suite B
                  Knoxville, TN 37931

 Common Stock     Robert J. Weinstein, M.D.
                  (Director) and                     3,455,421          9.37
                  Lois Weinstein (Joint Tenants)
                  875 N. Michigan Avenue
                  Suite 2930
                  Chicago, IL 60611-1901

 Common Stock     Theodore Tannebaum                 3,350,421          9.09
                  875 N. Michigan Avenue
                  Suite 2930
                  Chicago, IL 60611-1901

 Common Stock     Lester H. McKeever, Jr.               35,000          0.09
                  (Director nominee)
                  6700 South Oglesby Avenue
                  Chicago, IL  60649

 Common Stock     Stuart P. Levine                   3,426,921          9.29
                  875 N. Michigan Avenue
                  Suite 2930
                  Chicago, IL 60611-1901

 Common Stock     All directors and executive       22,690,421         61.53
                  officers as a group (6
                  persons, including director
                  nominee)


                                         -14-

                                                     AMOUNT AND
                                                     NATURE OF
                  NAME AND ADDRESS                   BENEFICIAL        PERCENT
 TITLE OF CLASS   OF BENEFICIAL OWNER                OWNERSHIP         OF CLASS
 --------------   -------------------                ----------        --------
 Common Stock     Parties to Voting Agreement(2)     34,594,878         93.8
                  (9 persons)

------------------
(1) Each individual granted five-year warrants to the following principals of Aurora Capital Corp.: (i) S. Fuchs to acquire 180,000 of such individual's shares (for an aggregate of 900,000 shares), (ii) J. Margolis to acquire 8,000 of such individual's shares (for an aggregate of 40,000 shares) and
     (iii) S. Ross to acquire 4,000 of such individual's shares (for an aggregate of 20,000 shares). See paragraph 4(b) under "Recent Sales of Unregistered Securities", below.

(2) The parties to the Voting Agreement may be deemed to be a "group" within the meaning of Instruction 7 to Item 403 of Regulation S-B. The Voting Agreement is described below.


     A change of control occurred with respect to the Company on May 16, 1997. On that date, M T Financial Group, Inc. ("M T Financial"), the former name of the Company, acquired Photogen, Inc. The acquisition was effected by Photogen, Inc. merging with a subsidiary of M T Financial and becoming M T Financial's wholly-owned subsidiary. In connection with M T Financial's acquisition of Photogen, Inc., among other things, the following occurred:

     -    M T Financial changed its name to "Photogen Technologies, Inc."

     - In exchange for their interest in Photogen, Inc., the Company issued shares to the five Photogen principals, resulting in their ownership of 67% of the Company's outstanding common stock; Theodore Tannebaum, Dr. Weinstein and two other investors retained beneficial ownership of 30% of the outstanding common stock; and the public (approximately 450 stockholders) retained 3% of the outstanding common stock.

     - Drs. Wachter, Fisher, Dees, Weinstein and Mr. Smolik were elected to the Board of Directors of the Company and Photogen, Inc.; Drs. Wachter and Weinstein and Mr. Smolik were elected to the Executive Committee; and Mr. Smolik became Chief Executive Officer of both entities.

     - The Company's Articles of Incorporation and Bylaws were amended to implement unanimous voting requirements by the Board of Directors and Executive Committee regarding certain extraordinary events.

     As part of the Photogen acquisition, Drs. Wachter, Dees, Fisher, Scott and Mr. Smolik (the "Tennessee Stockholders") entered into a Voting Agreement with Mr. Tannebaum, Dr. Weinstein and certain other Chicago-based stockholders (the "Chicago Stockholders"). The Voting Agreement will be amended to reflect the proposed increase in the size of the Board. The Tennessee Stockholders and Chicago Stockholders together currently own beneficially 34,594,878 shares, or approximately 93.8% of the Company's outstanding common stock. The Voting Agreement provides that the Tennessee Stockholders and Chicago Stockholders will vote their shares of common stock (i) in accordance with the unanimous recommendation of the Board of Directors with respect to any amendments to the Articles of Incorporation or Bylaws, (ii) to fix the number of directors at six,
(iii) to elect to the Board of Directors four persons nominated by holders of 80% of the shares of the Tennessee Stockholders and one person nominated by holders of 80% of the shares of the Chicago Stockholders (and to remove any such director at the request of the stockholders who nominated him), and (iv) to fix the number of directors on the Board's Executive Committee at three, two of whom will be selected by the Tennessee Stockholders and one of whom will be selected by the Chicago Stockholders. The election of the sixth director is not subject to the Voting Agreement. Certain extraordinary transactions will require approval of all six of the Company's directors. In addition, the Company agreed to comparable voting requirements and restrictions with respect to Photogen, Inc. in its capacity as sole stockholder of that corporation. The Voting Agreement has a term of 15 years, so long as the Tennessee Stockholders and Chicago Stockholders are the beneficial owners of 20% or more of the Company's outstanding common stock during that period. The Tennessee Stockholders and Chicago Stockholders together control management of the Company.

     There are no arrangements currently known to the Company which may result in a future change of control of the Company.

                    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company entered into a Consent and Assignment of Lease dated November 13, 1997 which assigned the lease between Genase, L.L.C. and its landlord for rental of executive offices and laboratory space. Mr. Smolik, Chairman, Chief Executive Officer, President and Chief Financial Officer of the Company, and Dr. Dees, a director and employee of the Company, are members of Genase, L.L.C. The Consent and Assignment was approved by the Executive Committee of the Company's Board of Directors, a majority of whose members are not associated with Genase, L.L.C.

                                EXECUTIVE COMPENSATION

     The following table sets forth compensation paid by the Company to its officers and directors for services rendered to the Company in all capacities during the year ended December 31, 1997. No officer or director received any compensation during the fiscal years ended December 31, 1995 or 1996.

                                                     SUMMARY COMPENSATION TABLE

                                                   Annual Compensation                 Long Term Compensation
                                            --------------------------------  ----------------------------------------
                                                                                        Awards
                                                                   Other      --------------------------     Payouts        All
                                                                   Annual     Restricted      Securities                   Other
                                                                  Compen-       Stock         Underlying      LTIP        Compen-
                                             Salary     Bonus     sation       Award(s)         Options      Payouts      sation
 Name and Principal Position       Year(1)    ($)        ($)        ($)          ($)             (#)          ($)          ($)
---------------------------------------------------------------------------------------------------------------------------------
 John Smolik,                       1997    $46,033   $   0     $    0            0               0            0       $    0
   President  (CEO),                1996       -          -          -            -               -            -            -
   Chairman, Chief                  1995       -          -          -            -               -            -            -
   Financial Officer

 Eric A. Wachter, Ph.D.,            1997    $46,033   $   0     $    0            0               0            0       $    0
   Director, Secretary,             1996       -          -          -            -               -            -            -
   Treasurer                        1995       -          -          -            -               -            -            -

 Walter G. Fisher, Ph.D.,           1997    $46,033   $   0     $    0            0               0            0       $    0
   Director                         1996       -          -          -            -               -            -            -
                                    1995       -          -          -            -               -            -            -

 Craig Dees, Ph.D.,                 1997    $46,033   $   0     $    0            0               0            0       $    0
   Director                         1996        -         -          -            -               -            -            -
                                    1995        -         -          -            -               -            -            -
 Stuart P. Levine(2)                1997    $   0     $   0     $    0            0               0            0       $    0

 Michael T. Lyon(3)                 1997    $   0     $   0     $    0            0               0            0       $    0

------------
     (1) This amount represents payment for a partial year from May 16, 1997 to December 31, 1997. Mr. Smolik and Drs. Wachter, Fisher and Dees all joined the Company as of May 16, 1997 and are subject to employment agreements pursuant to which the Company will compensate each individual at an annual gross salary of $85,000.

     (2) Mr. Levine served as President and Chief Executive Officer of the Company from February 28, 1997 to May 16, 1997.

     (3) Mr. Lyon served as President and Chief Executive Officer of the Company during the 1997 fiscal year until February 28, 1997.

     The Company entered into Employment Agreements with Drs. Wachter, Fisher and Dees, as research scientists, and with Mr. Smolik, as Chief Executive Officer, as of May 16, 1997. Each Employment Agreement has an initial five-year term and provides that while the individual is employed by the Company and for two years after termination he will not engage in competitive activities against the Company. The Employment Agreements also require the employee to promptly and fully disclose to the Board of Directors all inventions, discoveries, improvements, know-how, works or other intellectual property conceived, discovered or made by the employee during his employment and twelve months thereafter, if such inventions are related to or useful in the business or demonstrably anticipated business of the Company, or result from duties assigned to the named individual by the Company or from the use of any of the Company's assets and facilities. Drs. Wachter, Fisher and Dees, and Mr. Smolik will each receive an annual gross salary of $85,000 and typical health, life and disability insurance benefits that are available to any salaried employee of the Company. The Company has two additional employees, Dr. Tim Scott (a research scientist and owner of 4,800,000 shares of Company Common Stock), who is subject to an Employment Agreement providing for salary and other terms similar to those described above, and Mr. Jay Harkins (a laboratory technician). Dr. Scott (who may be deemed a "significant employee") has a Ph.D. in Chemical Engineering from the University of Wisconsin-Madison, 1985, and a B.S. in Chemical Engineering from the University of Tennessee-Knoxville, 1980. Dr. Scott has experience in the fields of chemical separations, material science, and biotechnology. He has numerous technical publications in these fields, over ten U.S. patents, and has licensed separations technology for petrochemical processing, solvent extraction, and analytical chemistry applications.

     The Company does not have any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of an executive officer's employment with the Company or from a change in control.

     The directors of the Company receive no specified compensation for serving as directors, and have no standard arrangements providing for such compensation.

             RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     BDO Seidman LLP, Chicago, Illinois, has served as independent certified public accountants for the Company and its predecessors and subsidiaries since 1995, including the 1997 fiscal year, and it is expected that such firm will serve in that capacity for the 1998 fiscal year. Management expects that a representative of BDO Seidman LLP will be present at the Annual Meeting to make a statement if he desires to do so and to be available to answer appropriate questions posed by stockholders.

                                 FINANCIAL STATEMENTS

     The Company's audited financial statements for the fiscal year ended December 31, 1997, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other selected information are included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997, which are incorporated herein by reference. The Company's Form 10-KSB for the year ended December 31, 1997 is attached as the Appendix to this Proxy Statement.

                             DISSEMINATION OF INFORMATION

     Because until May 1997, the Company and its predecessor, MT Financial Group, Inc. had not been actively engaged in business operations, the Company adopted the practice of mailing press releases and certain other information about material developments to stockholders of record. With the Company's filing of its Form 10-SB, Form 10-KSB and other reports with the Securities and Exchange Commission describing its business, the Company no longer believes it is necessary or cost-effective to mail on a regular basis copies of various materials to stockholders. Accordingly, the Company will discontinue that practice, except to the extent required by appliable law or exchange rules.

                                    OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any business which will be presented for consideration at the Annual Meeting other than that specified herein and in the Notice of Annual Meeting of Stockholders, but if other matters are presented, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 1997, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS ATTACHED IN THE APPENDIX TO THIS PROXY STATEMENT.

     Please SIGN, DATE and RETURN the enclosed Proxy promptly.



                                   By Order of the Board of Directors,


                                   Eric A. Wachter, Ph.D.
                                   Secretary


April 29, 1998

                                                    EXHIBIT A TO PROXY STATEMENT

                             PHOTOGEN TECHNOLOGIES, INC.

                      1998 LONG TERM INCENTIVE COMPENSATION PLAN

1.     ESTABLISHMENT, OBJECTIVES AND DURATION.

1.1 ESTABLISHMENT OF THE PLAN. Photogen Technologies, Inc. hereby establishes an incentive compensation plan to be known as the "Photogen Technologies, Inc. 1998 Long Term Incentive Compensation Plan" (the "Plan"), as set forth in this document. The Plan permits the grant of Incentive Stock Options, Nonqualified Stock Options and Restricted Stock.

1.2 OBJECTIVES OF THE PLAN. The objectives of the Plan are to optimize the profitability and growth of the Company through the use of incentives which are consistent with the Company's objectives and which link the interests of Participants to those of the Company's stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company's success and to allow Participants to share in the success of the Company.

1.3 DURATION OF THE PLAN. The Plan shall become effective as of the date it is approved by the stockholders of Photogen Technologies, Inc. (the "Effective Date"). The Plan shall remain in effect, subject to the right of the Board of Directors or the Committee to amend or terminate the Plan at any time pursuant to Section 11 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Incentive Stock Option be granted under the Plan on or after May 27, 2008.

2.     DEFINITIONS.

Whenever used in the Plan, the following terms shall have the meanings set forth below:

2.1 "AFFILIATE" means a "parent corporation" or "subsidiary corporation" as defined in Section 424 of the Code.

2.2 "AWARD" means, individually or collectively, a grant under this Plan of Incentive Stock Options, Nonqualified Stock Options or Restricted Stock.

2.4 "BENEFICIAL OWNER" or "BENEFICIAL OWNERSHIP" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.5    "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the
Company.

2.6 "CAUSE" shall be determined by the Committee, exercising good faith and reasonable judgment, and shall mean the occurrence of any one or more of the following:

       (a) The willful and continued failure by the Participant to substantially perform his duties (other than any such failure resulting from the Participant's Disability) after a written demand for substantial performance is delivered by the Committee to the Participant that identifies in reasonable detail the manner in which the Committee believes that the Participant has not substantially performed his duties, and the Participant has failed to remedy the situation within 30 calendar days of receiving such notice; or

       (b) The Participant's conviction for committing an act of fraud, embezzlement, theft or another act constituting a felony; or

       (c) Any breach by a Participant of any written agreement with the Company, including any agreement concerning a Participant's employment, non-competition or confidentiality of Company proprietary information; or

       (d) The willful engaging by the Participant in gross misconduct materially and demonstrably injurious to the Company, as determined by the Committee.

2.7 "CHANGE IN CONTROL" of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

       (a) The acquisition by any Person of Beneficial Ownership of 50% or more of either (i) the then outstanding shares of Common Stock of the Company, or (ii) the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of Directors; provided, however, that for purposes of this subsection, the following transactions shall not constitute a Change of Control: (A) any acquisition directly from the Company through a public offering of shares of Common Stock of the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (C) below;

       (b) The cessation, for any reason, of the individuals who constitute the Company's Board of Directors as of the date hereof ("Incumbent Board") to constitute at least a majority of the Company's Board of Directors; provided, however, that any individual becoming a Director following the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs because of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Company's Board of Directors;

       (c) The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Business Combination") unless, following such Business Combination,
(i) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the outstanding shares of Common Stock of the Company and the outstanding voting securities of the Company immediately before such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of Directors, as the case may be, of the Company resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately before such Business Combination of the outstanding shares of Common Stock and the outstanding voting securities of the Company, as the case may be;
(ii) no party (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50%; or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed before the Business Combination; and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Company's Board of Directors at the time of the execution of the initial agreement, or of the action of the Company's Board of Directors, providing for such Business Combination; or

       (d) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

2.8 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

2.9 "COMMITTEE" means the Compensation Committee of the Board, as specified in Section 3 herein, or such other Committee appointed by the Board to administer the Plan with respect to grants of Awards.

2.10 "COMPANY" means Photogen Technologies, Inc., a Nevada corporation, and also means any corporation of which a majority of the voting capital stock is owned directly or indirectly by Photogen Technologies Inc. or by any of its Subsidiaries, and any other corporation designated by the Committee as being a Company hereunder (but only during the period of such ownership or designation).

2.11 "DIRECTOR" means any individual who is a member of the Board of Directors of the Company.

2.12   "DISABILITY", as applied to a Participant, means that the Participant
(a) has established to the satisfaction of the Committee that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than 12 months (all within the meaning of Section 22(e)(3) of the Code), and (b) has satisfied any requirement imposed by the Committee in regard to evidence of such disability.

2.13 "ELIGIBLE PERSON" shall mean all Employees, Directors or consultants of the Company or any Affiliate; provided, however, that no Award may be granted to anyone who is not an "employee" as that term is defined in General Instruction A.(1)(a) of Form S-8, as such definition may be amended from time to time, without first receiving advice and guidance from the Company's outside counsel as to the effect of such grant.

2.14   "EMPLOYEE" means any officer or employee of the Company.

2.15 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.16 "FAIR MARKET VALUE" Except as otherwise determined by the Committee, the "Fair Market Value" of a share of Common Stock as of any date shall be equal to the closing sale price of a share of Common Stock as reported on The National Association of Securities Dealers' New York Stock Exchange Composite Reporting Tape (or if the Common Stock is not traded on The New York Stock Exchange, the closing sale price on the exchange on which it is traded or as reported by an applicable automated quotation system, including the over-the-counter bulletin board) (the "Composite Tape"), on the applicable date or, if no sales of Common Stock are reported on such date, the closing sale price of a share of Common Stock on the date the Common Stock was last reported on the Composite Tape (or such other exchange or automated quotation system, if applicable) as of the date of the meeting of the Committee at which the award was granted.

2.17 "IMMEDIATE FAMILY MEMBERS" means the spouse, children and grandchildren of a Participant.

2.18 "INCENTIVE STOCK OPTION" or "ISO" means an option to purchase Shares granted under Section 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

2.19 "INSIDER" shall mean an individual who is, on the relevant date, a Director, a 10% Beneficial Owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act or an officer of the Company, as defined under Section 16 of the Exchange Act and as determined by the Board of Directors from time to time.

2.20 "NONEMPLOYEE DIRECTOR" means an individual who is a member of the Board of Directors of the Company but who is not an Employee of the Company.

2.21 "NONQUALIFIED STOCK OPTION" or "NQSO" means an option to purchase Shares granted under Section 6 herein and which is not intended to meet the requirements of Code Section 422.

2.22 "OPTION" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Section 6 herein.

2.23 "OPTION PRICE" means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.24 "PARTICIPANT" means an Eligible Person who has outstanding an Award granted under the Plan.

2.25 "PERIOD OF RESTRICTION" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance objectives, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares of Restricted Stock are subject to a substantial risk of forfeiture, as provided in
Section 7 herein.

2.26 "PERSON" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

2.27   "RESTRICTED STOCK" means an Award granted to a Participant pursuant to
Section 7 herein.

2.28 "RETIREMENT" as applied to a Participant, means the Participant's termination of employment in a manner which qualifies the Participant to receive immediately payable retirement benefits under any applicable retirement plan maintained by the Company (the "Retirement Plan"), under the successor or replacement of such Retirement Plan if it is then no longer in effect, or under any other retirement plan maintained or adopted by the Company which is determined by the Committee to be the functional equivalent of such Retirement Plan; or, with respect to a Participant who may not or has not participated in a retirement plan or if there is no such retirement plan maintained by the Company or an Affiliate, "Retirement" shall have the meaning determined by the Committee from time to time.


2.29 "SHARES" means Common Stock of Photogen Technologies, Inc., par value $.001 per share.

2.30 "SUBSIDIARY" means any corporation, partnership, joint venture or other entity in which the Company has a majority voting interest.

3.     ADMINISTRATION.

3.1 THE COMMITTEE. The Plan shall be administered by the Committee, or by any other committee appointed by the Board, which Committee shall consist solely of two or more "Nonemployee Directors" within the meaning of Rule 16b-3 under the Exchange Act, or any successor provision. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

3.2 AUTHORITY OF THE COMMITTEE. Except as limited by law and subject to the provisions herein, the Committee shall have full power in its discretion to select Eligible Persons who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards (including vesting periods and restrictions); prescribe the form of, construe and interpret any agreement or instrument entered into under the Plan as they apply to Participants; construe and interpret the terms and conditions of this Plan; establish, amend, or waive rules and regulations for the Plan's administration as they apply to Participants; alter, amend, suspend or terminate the Plan in whole or in part; and (subject to the provisions of Section 11 herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authority as identified herein.

3.3 DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Employees, Participants and their estates and beneficiaries.

3.4 COSTS OF PLAN. The costs and expenses incurred in the operation and administration of the Plan shall be borne by the Company.

3.5 INDEMNIFICATION. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, to the fullest extent permitted by the Nevada General Corporation Law. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Sections of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless. In addition, a member of the Committee, in the performance of any act (or in refraining from taking any action) in connection with the Plan, shall not be liable to the Company, its stockholders, Employees, Participants or any person when relying in good faith upon the records of the Company or upon such information or statements presented to the Company by any of its officers, employees or other persons as to matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

4.     SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS.

4.1 NUMBER OF SHARES AVAILABLE FOR GRANTS. Subject to adjustment as provided in Section 4.2 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be 2,000,000. Shares issued upon exercise of Options or Awards of Restricted Stock under the Plan may be either authorized but unissued Shares or Shares re-acquired by the Company. If, on or prior to the termination of the Plan, an Award granted thereunder expires or is terminated for any reason without having been exercised or vested in full, the unpurchased or unvested Shares covered thereby will again become available for the grant of Awards under the Plan. Shares of Common Stock covered by Options surrendered in connection with the exercise of other Options shall not be deemed to have been exercised and shall again become available for the grant of awards under the Plan.

4.2 ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section
368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which may be delivered under
Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in the Award limits set forth in
Section 4.1, as may be determined to be appropriate and equitable by the

Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

5.     ELIGIBILITY AND PARTICIPATION.

5.1 ELIGIBILITY. All Eligible Persons are eligible to participate in this Plan.

5.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may from time to time in its discretion select Eligible Persons to whom Awards shall be granted and shall determine the nature and amount of each Award.

5.3 PERFORMANCE-BASED AWARDS. The Committee may, in its discretion, grant Awards that are wholly contingent on the attainment of performance goals established by the Committee from time to time. The performance goals may relate to one or more of the following performance measures, as determined by the Committee for each applicable performance period: (i) return to stockholders, (ii) cash flow, (iii) return on equity, (iv) Company created income (for example, income due to Company initiated cost reductions or productivity improvements), (v) sales growth, (vi) earnings and earnings growth,
(vii) return on assets, (viii) stock price, (ix) earnings per share, (x) market share, (xi) customer satisfaction, and (xii) attaining regulatory approvals or other regulatory benchmarks. Any such performance goals and the applicable performance measures will be determined by the Committee at the time of grant and reflected in an Award Agreement. The number or value of performance-based stock Awards that will be paid out to any Participant at the end of the applicable performance period, which may be one year or longer as determined by the Committee, will depend on the extent to which the Company attains the established performance goals. Awards intended to be performance-based stock Awards shall be subject to such restrictions and conditions as may be required under Section 162(m) to be performance-based compensation thereunder.


6.     STOCK OPTIONS.


6.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

6.2 AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine, which need not be uniform for all Participants. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or an NQSO whose grant is intended not to fall under the provisions of Code Section 422.

6.3 PROVISIONS FOR NQSOs. Each Stock Option intended to be a Non-Qualified Stock Option shall be subject to the terms and conditions which the Committee determines to be appropriate, subject to the following minimum standards for any such Non-Qualified Stock Option:

       (a) The option price (per share) of the Shares covered by each Non-Qualified Stock Option shall be determined by the Committee but shall not be less than the par value per share of Common Stock.

       (b) Each Award Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Stock Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain conditions or the attainment of stated goals or events; and

       (c) Exercise of any Stock Option may be conditioned upon the Participant's execution of a Share purchase agreement in form satisfactory to the Committee providing, among other things, that:

               (1) The Participant's or the Participant's estate, heirs and representatives right to sell the Shares may be restricted; and

               (2) The Participant or the Participant's estate, heirs and representatives may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

6.4 PROVISIONS FOR ISOs. Each Stock Option intended to be an Incentive Stock Option shall be issued only to an Employee and be subject to at least the following terms and conditions, with such additional restrictions or changes as the Committee determines are appropriate but not in conflict with Code Section 422 and relevant regulations and rulings of the Internal Revenue Service:

       (a) The Incentive Stock Option shall meet the minimum standards required of Non-Qualified Stock Options, as described in Section 6.3 except clause (a) thereunder.

       (b) Immediately before the Incentive Stock Option is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Code Section 424(d):

               (1) Ten percent (10%) or less of the total combined voting power of all classes of share capital of the Company or an Affiliate, the option price per share of the Shares covered by each Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value per share of the Shares on the date of the grant of the Incentive Stock Option.

               (2) More than ten percent (10%) of the total combined voting power of all classes of share capital of the Company or an Affiliate, the option price per share of the Shares covered by each Incentive Stock Option shall not be less than one hundred ten percent (110%) of the said Fair Market Value on the date of grant.

       (c)     For Participants who own:

               (1) Ten percent (10%) or less of the total combined voting power of all classes of share capital of the Company or an Affiliate, each Incentive Stock Option shall terminate not more than ten (10) years from the date of the grant or at such earlier time as the Award Agreement may provide;

               (2) More than ten percent (10%) of the total combined voting power of all classes of share capital of the Company or an Affiliate, each Incentive Stock Option shall terminate not more than five (5) years from the date of the grant or at such earlier time as the Award Agreement may provide.

       (d) The Award Agreements shall restrict the amount of Options which may be exercisable in any calendar year (under this or any other Incentive Stock Option plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined at the time each Incentive Stock Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant in any calendar year does not exceed one hundred thousand dollars ($100,000), provided that this subparagraph shall have no force or effect if its inclusion in the Plan is not necessary for Options issued as Incentive Stock Options to qualify as Incentive Stock Options pursuant to
Section 422(d) of the Code.

       (e) No Incentive Stock Options shall be granted after the date which is the earlier of ten (10) years from the date of the adoption of the Plan by the Company and the date of the approval of this Plan by the shareholders of the Company.

       (f) Each Participant who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Participant makes a Disqualifying Disposition of any shares acquired pursuant to the exercise of an Incentive Stock Option. A Disqualifying Disposition is any disposition (including any sale) of such shares before the later of (i) two years after the date the Participant was granted the Incentive Stock Option, or (ii) one year after the date the Participant acquired shares by exercising the Incentive Stock Option. If the Participant has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

6.5 PAYMENT. Options granted under this Section 6 shall be exercised in accordance with the applicable Award Agreement by the delivery of a proper notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised. No shares of Common Stock shall be issued on the exercise of an Option unless the Option Price is paid for in full at the time of exercise. Payment shall be made in cash, which may be paid by check or other instrument acceptable to the Committee. In addition, subject to compliance with applicable laws and regulations and such conditions as the Committee may impose, the Option holder may deliver with his exercise notice irrevocable instructions to a broker to promptly deliver to the Company an amount of sale or loan proceeds sufficient to pay the exercise price. As soon as practicable after receipt of proper notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

6.6 RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Section 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any state securities laws applicable to such Shares.

6.7 TERMINATION OF EMPLOYMENT. Each Option, to the extent it has not been previously exercised, shall terminate upon the earliest to occur of: (a) the expiration of the Option period set forth in the Award Agreement; (b) for ISOs, the expiration of three months following the Participant's Retirement (following the Participant's Retirement, NQSOs shall terminate upon the expiration of the Option period set forth in the Option Award Agreement); (c) the expiration of 12 months following the Participant's death or Disability; (d) immediately upon termination for Cause; or (e) the expiration of 90 days following the Participant's termination of employment for any reason other than Cause, Change in Control, death, Disability, or Retirement. Upon a termination of employment related to a Change in Control, Options shall be treated in the manner set forth in Section 10.

6.8    NONTRANSFERABILITY OF OPTIONS.

       (a) INCENTIVE STOCK OPTIONS. No ISO granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

       (b) NONQUALIFIED STOCK OPTIONS. The Committee may, in its discretion, authorize all or a portion of NQSOs granted to a Participant to be on terms which permit transfer by such Participant to (i) Immediate Family Members, (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (A) there may be no consideration for any such transfer, (B) the Award Agreement pursuant to which such Options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section, and (C) subsequent transfers of transferred Options shall be prohibited except those by will or the laws of descent and distribution. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of this Plan, the term "Participant" shall be deemed to refer to the transferee. The events of termination of employment shall continue to be applied with respect to the original Participant, following which the Options shall be exercisable by the transferee only to the extent, and for the periods specified in this Section 6.8. Notwithstanding the foregoing, should the Committee provide that Options granted be transferable, the Company by such action incurs no obligation to notify or otherwise provide notice to a transferee of early termination of the Option. In the event of a transfer, as set forth above, the original Participant is and will remain subject to and responsible for any applicable withholding taxes upon the exercise of such Options.

7.     RESTRICTED STOCK.

7.1 GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine. Without limiting the generality of the foregoing, Restricted Shares may be granted in connection with payouts under other compensation programs of the Company.

7.2 RESTRICTED STOCK AGREEMENT. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

7.3 TRANSFERABILITY. Except as provided in this Section 7, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

7.4 OTHER RESTRICTIONS. Subject to the Plan, the Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance objectives, time-based restrictions on vesting following the attainment of the performance objectives, and/or restrictions under applicable federal or state securities laws. At the discretion of the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction, subject to applicable securities laws.

7.5 VOTING RIGHTS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

7.6 DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. Such dividends may be paid currently, accrued as contingent cash obligations, or converted into additional shares of Restricted Stock, upon such terms as the Committee establishes. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. In the event that any dividend constitutes a "derivative security" or an "equity security" pursuant to Rule 16(a) under the Exchange Act, such dividend shall be subject to a vesting period equal to the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend is paid.

7.7 TERMINATION OF EMPLOYMENT. Upon a Participant's death, Disability, or Retirement, all Restricted Shares shall vest immediately. Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to retain unvested Restricted Shares following termination of the Participant's employment with the Company in all other circumstances. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

8.     BENEFICIARY DESIGNATION.

       A Participant under the Plan may make written designation of a beneficiary on forms prescribed by and filed with the Secretary of the Company. Such beneficiary, or if no such designation of any beneficiary has been made, the legal representative of such Participant or such other person entitled thereto as determined by a court of competent jurisdiction, may exercise, in accordance with and subject to the provisions of Section 6, any unterminated and unexpired Option granted to such Participant to the same extent that the Participant himself could have exercised such Option were he alive or able; provided, however, that no Option granted under the Plan shall be exercisable for more Shares than the Participant could have purchased thereunder on the date his employment by, or other relationship with, the Company and its Subsidiaries was terminated.

9.     RIGHTS OF ELIGIBLE PERSONS AND PARTICIPANTS.

       Nothing in this Plan or any Award Agreement shall be deemed to: prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant; prevent a Participant from terminating his or her own employment, consultancy or director status; give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time; confer on any person any right to be selected as a Participant.

10.    CHANGE IN CONTROL.

10.1 TREATMENT OF OUTSTANDING AWARDS. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

       (a) Any and all Options granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term; and

       (b) Any restriction periods and restrictions imposed on Shares of Restricted Stock shall lapse; provided, however, that the degree of vesting associated with Restricted Stock which has been conditioned upon the achievement of performance conditions pursuant to Section 5.3 herein shall be determined in the manner set forth in Section 7.4 herein.

10.2 TERMINATION, AMENDMENT, AND MODIFICATIONS OF CHANGE-IN-CONTROL PROVISIONS. Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this Section 10 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant's outstanding Awards.

11.    AMENDMENT, MODIFICATION, AND TERMINATION.

11.1 AMENDMENT, MODIFICATION, AND TERMINATION. Subject to Section 10.2 herein, the Board or the Committee may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part, except that, without approval of the stockholders of the Company, no such revision or amendment shall increase the number of shares available for grants of ISOs under the Plan or alter the class of participants in the Plan. Notwithstanding the foregoing, neither the Company nor the Board or Committee on its behalf may cancel outstanding Awards and issue substitute Awards in replacement thereof or reduce the exercise price of any outstanding Options without stockholder approval.

11.2 ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

11.3 AWARDS PREVIOUSLY GRANTED. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

12.    WITHHOLDING.

12.1 TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

12.2 SHARE WITHHOLDING. To the extent provided by the Committee, a Participant may elect to have any distribution to be made under this Plan to be withheld or to surrender to the Company shares of Common Stock already owned by the Participant to fulfill any tax withholding obligation.

13.    SUCCESSORS.

       All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase of all or substantially all of the business and/or assets of the Company, or a merger, consolidation or otherwise.

14.    LEGAL CONSTRUCTION.

14.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular; and, the singular shall include the plural.

14.2 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the illegal or invalid provision shall be modified to the extent necessary to be legal and valid and shall be enforced as modified.

14.3 REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

14.4 SECURITIES LAW COMPLIANCE. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

14.5 GOVERNING LAW. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of Nevada.

15.    RIGHTS AS A SHAREHOLDER.

       No Participant to whom an Award has been granted shall have rights as a shareholder with respect to any Shares covered by such Award, except after due exercise of the Award and tender of the full purchase price for any Shares being purchased pursuant to such exercise and registration of the Shares in the Company's share register in the name of the Participant.

16.    PURCHASE FOR INVESTMENT.

16.1 Unless the offering and sale of the Shares to be issued upon the particular exercise of an Option shall have been effectively registered under the Securities Act of 1933 (the "1933 Act"), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the person(s) who exercise such Option shall represent and warrant to the Company, prior to the receipt of such Shares, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares. The person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their Shares issued pursuant to such exercise or such grant:

          The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, or under state securities laws to the extent applicable. The shares may not be sold, offered for sale, or otherwise transferred in the absence of an effective registration statement under said Act (and any registration or qualification as may be required under such state laws) or an opinion of counsel satisfactory to the company and its counsel that such registration or qualification is not required.

16.2 The Company may delay issuance of the Shares until completion of any action or obtaining of any consent which the Company deems necessary under any applicable law (including, without limitation, state securities or "blue sky" laws).

                                       APPENDIX

         This Appendix, consisting of the Company's Annual Report on
Form 10-KSB (excluding exhibits), together with the foregoing Proxy Statement, contains the information required to be provided by the Company's annual report to security holders pursuant to the Rules and Regulations of the Securities and Exchange Commission.

                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                     FORM 10-KSB

[  X  ]          ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

                       For the Year Ended December 31, 1997

[     ]        TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934

           For the Transition Period From ____________ to _____________

                             Commission File No. 0-23553

                             PHOTOGEN TECHNOLOGIES, INC.
                    (Name of Small Business Issuer in its Charter)

                         NEVADA                      36-4010347
          (State or other jurisdiction of         (I.R.S. Employer
          incorporation or organization)          Identification No.)

                           7327 OAK RIDGE HIGHWAY, SUITE B
                                 KNOXVILLE, TN 37931
                 (Address of principal executive offices)  (Zip Code)

                                    (423) 769-4012
                   (Issuer's telephone number, including area code)

             Securities registered under Section 12(b) of the Act:  None

                Securities registered under Section 12(g) of the Act:
                       Common Stock, par value $.001 per share

Check whether the issuer (1) filed all reports required to be filed by
Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and
(2) has been subject to such filing requirements for the past 90 days.
                                                 Yes    X             No
                                                      -----               -----

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B contained in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any
amendment to this Form 10-KSB.       X
                                   -----

Issuer's revenues for its most recent fiscal year: $107,133.

The aggregate market value of voting common equity held by non-affiliates computed as of March 13, 1998 was approximately $38,833,423 (computed on the basis of the average of the closing bid and ask price of a share of Common Stock as reported in the over-the-counter bulletin board market).

The number of shares outstanding of each of the Issuer's classes of common equity, as of March 13, 1998,: 36,875,000

Documents Incorporated By Reference:    Portions of the registrant's definitive
                                        proxy statement for its 1998 annual
                                        meeting of stockholders are incorporated by reference into Part III.

Transitional Small Business Disclosure Format (check one):  Yes       No   X
                                                                -----    -----

                                        PART I

ITEM 1.   DESCRIPTION OF BUSINESS.

     COMPANY HISTORY. The Company, through its wholly-owned subsidiary Photogen, Inc., is a development stage company focused on creating photodynamic-related health care products based on its proprietary simultaneous two photon excitation technology. The Company has discovered new methods for using laser-generated light to activate photoactive agents within deep tissue sufficient to produce a range of beneficial therapeutic and diagnostic outcomes. These technologies involve methods, materials and devices that may be used to produce light and photoactive agents that will destroy diseased cells, remove tissue or identify and diagnose disease. The Company and its business are subject to certain Risk Factors summarized below.

     The Company is the successor by merger to Bemax Corporation ("Bemax"). Bemax was a California corporation organized on June 25, 1984 to develop and market computer printer products. Bemax completed a public offering in April 1985 of 1,000,000 Units (consisting of one share of common stock and one warrant to acquire an additional share of common stock) at a price of $1.00 per Unit. None of the warrants were exercised and all have since expired. Bemax remained in the development stage and, due to lack of capital, it ceased operations in November 1988. From 1988 through May 1997, the Company (and its predecessors) remained inactive while seeking and evaluating possible acquisition candidates.

     In October 1994, Bemax issued 21,595,704 shares (all share amounts in this paragraph are adjusted to reflect a subsequent two-for-one reverse stock split) of common stock to Theodore Tannebaum, resulting in Mr. Tannebaum owning 95% of Bemax's outstanding common stock. In December 1994, Bemax issued an aggregate of 6,478,700 shares of common stock to Robert J. Weinstein, M.D. and another investor. In March 1995, Bemax merged into its wholly-owned Nevada subsidiary named M T Financial Group, Inc. ("M T Financial") which was organized on December 28, 1994. M T Financial was the surviving corporation and Bemax thereby changed its state of incorporation from California to Nevada. As part of that merger, each two shares of Bemax common stock were converted into one share of M T Financial common stock.

     M T Financial learned of the possibility of acquiring Photogen in February of 1997. At that time, Photogen was organized as a Tennessee limited liability company. As part of the acquisition, the limited liability company dissolved and transferred its assets to its five members, who in turn transferred those assets to Photogen, Inc. (a newly organized Tennessee corporation) and the five members of the limited liability company became equal shareholders of Photogen, Inc. Photogen, Inc. then merged with a subsidiary of M T Financial and became M T Financial's wholly-owned subsidiary. In connection with M T Financial's acquisition of Photogen, the following occurred (in addition to certain other material events discussed in the Company's filings with the Securities and Exchange Commission):

     -    M T Financial changed its name to "Photogen Technologies, Inc."

     - In exchange for their interest in Photogen, Inc., the Company issued shares to the five Photogen principals, resulting in their ownership of 67% of the Company's outstanding common stock; Mr. Tannebaum, Dr. Weinstein and two other investors retained beneficial ownership of 30% of the outstanding common stock; and the public (approximately 450 stockholders) retained 3% of the outstanding common stock.

     - Drs. Wachter, Fisher, Dees, Weinstein and Mr. Smolik were elected to the Board of Directors of the Company and Photogen, Inc.; Drs. Wachter and Weinstein and Mr. Smolik were elected to the Executive Committee; and Mr. Smolik became Chief Executive Officer of both entities.

     - The Company's Articles of Incorporation and By-laws were amended to implement unanimous voting requirements by the Board of Directors and Executive Committee regarding certain extraordinary events.

     - Dr. Weinstein and two other investors purchased additional shares of common stock for an aggregate of $1,803,450 and, with Mr. Tannebaum, made a capital contribution to the Company so that its cash and cash equivalents equaled $3,000,000.

     Since May 1997, the Company has obtained laboratory space, commenced animal research studies and engaged in the other activities described below. The Company currently has six employees, all of whom work on a full-time basis primarily on matters for Photogen, Inc.

     PHOTODYNAMIC THERAPY. The photodynamic therapeutic process combines a photoactive agent (a drug) with light at a specific wavelength in a manner that produces a therapeutic effect. The photodynamic process is designed to destroy undesirable or diseased cells, bacteria, viruses and other pathogens. Photodynamic therapy is of great interest because it offers the potential for non-invasive treatment of diseases like cancer while avoiding chemotherapy, radiation therapy, surgery and the discomfort and hazards associated with these treatments.

     In the early 1900's, scientists began to explore the phenomenon that certain compounds produced tissue irritation after being exposed to sunlight. These early observations resulted in two important medical applications of light and photoactive agents: laser surgery and photodynamic treatment of disease. Subsequently, light delivered by a laser has been used in "bloodless" surgery and other applications ranging from removing tattoos to removing wrinkles. The first application of photodynamic therapy was the use of the photoactive agent Psoralen and ultraviolet light to treat severe cases of psoriasis. PHOTOFRIN-Registered Trademark- is a recently approved photoactive agent used with red light to treat esophageal cancer and non-small cell lung cancer. Psoralen and PHOTOFRIN-Registered Trademark-, both of which were developed and are owned by others, are the only therapeutic photoactive agents currently approved by the United States Food and Drug Administration (the "FDA").

     Photodynamic therapies may be delivered without surgery, chemotherapy, or radiation therapy. The Company believes that photodynamic treatments may be administered multiple times without creating a resistant or more virulent form of the disease, may be easily administered, cost less than conventional treatments, and may avoid or postpone the pain and complications of conventional therapy.

     Each photoactive agent has unique chemical and biological characteristics, and requires light of a specific wavelength to produce a therapeutic effect. The activated agent has a short life and impacts only those cells containing the agent that are exposed to the required light energy. For example, Psoralen is inactive in the absence of light. However, ultraviolet light at 350-400 nm (nanometers) transforms Psoralen into a highly toxic compound that binds with DNA, making it impossible for the cell to survive. PHOTOFRIN-Registered Trademark- has a different chemical structure and therefore requires light of a different wavelength to produce its therapeutic effect. PHOTOFRIN-Registered Trademark- activated with light at 400-630 nm, reacts with oxygen in the cell to produce a short-lived compound called singlet oxygen. Singlet oxygen is extremely toxic and destroys all cellular components that it contacts.

     Photoactive agents used by the Company's competitors are activated when the agent absorbs a single unit of light energy (a photon) at the required wavelength. This process of activation is called "single photon absorption." Lasers or high-intensity lamps are commonly used to provide light with the necessary energy. Single photon absorption is a linear process, activating photoactive agents present in any tissue or cell in the path of the light beam. Since the beam -- and therefore the site of activation -- cannot be limited to diseased cells or tissues, any control of the activation site must be achieved by physically restricting where the light is directed. Furthermore, damage can occur in surrounding, healthy tissue which is in the line of the laser's light beam. For these reasons, competitors' applications have been limited to topical treatments or to treatments in which the diseased tissue is reached through invasive endoscopes, catheters or similar devices.

     The ability to non-invasively treat diseased cells deep within tissue is further limited by the natural tendency of tissue components to absorb and scatter light. Tissue components such as water, blood, proteins and melanin all absorb and scatter light energy at different wavelengths. In essence, scatter occurs when light (photons) bounces off various tissue components. Both absorption and scatter reduce energy in the light beam available to activate photoactive agents. This reduction can be so significant as to limit the effective treatment depth to a few millimeters or less.

     The amount of light energy lost to absorption and scatter varies with the wavelength of the light: the longer the wavelength, the less the absorption and scatter. The depth of treatment achieved with light at 1000 nm will be many times greater than that achieved with light at 500 nm. The Company's tests suggest that natural absorption and scatter for light used to activate Psoralen and PHOTOFRIN-Registered Trademark- (at wavelengths up to 630 nm) is still significant and limits depth of treatment to a few millimeters. This limitation is especially important in the treatment of large tumors where the light may not be able to penetrate the entire tumor mass or where diseased cells are located
centimeters deep within the body.   Photodynamic processes that use longer
wavelength light hold the promise of deeper penetration without requiring invasive treatment.

     The Company has discovered methods for using light energy to activate photoactive agents that address many of the limitations of current photodynamic therapy processes based on single photon absorption. The Company's technologies produce and use a special beam of light to activate photoactive agents, thus offering improvements in the areas of photodynamic therapy and photodynamic imaging. Each of the Company's technologies are in the experimental or development stage; and the description of these technologies involves forward looking statements that are subject to the Risk Factors described below. The Company's technologies contained within its patent applications currently filed or expected to be filed with the United States Patent and Trademark Office are:

     -    Simultaneous two photon excitation
     -    Fast pulsed delivery of light energy
     -    Cellular targeting
     -    Photoactive agents
     -    Imaging and signal processing

     1. SIMULTANEOUS TWO PHOTON EXCITATION. The Company's light beam is special in that it contains photons at approximately one half the energy of the photons conventionally used to activate photoactive agents in single photon absorption processes. The Company's technology is based on "simultaneous two
photon excitation:"   a beam that uses two photons of longer wavelength light to activate photoactive agents so that absorption and scatter are significantly reduced. The Company expects simultaneous two photon excitation to accomplish non-invasive treatment at depths greater than those achieved by the current single photon absorption processes used by its competitors.

     For example, Psoralen, when activated with single photon absorption, requires light energy (one photon) at 350-400 nm. Psoralen can be activated using simultaneous two photon excitation with two photons each at 700-800 nm. PHOTOFRIN-Registered Trademark-, activated with single photon absorption, requires one 350-630 nm photon; but when activated with simultaneous two photon excitation, it requires two photons each at 700-1260 nm. In both cases, excitation occurs through absorption of two photons to reach the same activated state reached with one photon at shorter wavelengths. The Company's alternative procedure is designed to achieve the same level of activation and the same level of therapeutic effectiveness as single photon activation.

     Simultaneous two photon excitation provides the potential to control or limit the site of agent activation. Single photon absorption is a linear process, activating photoactive agents all along the light beam path.
Because simultaneous two photon excitation requires two photons to activate the photoactive agent, it is a nonlinear process. The rate at which the photoactive agent is activated is a function of the square of photon concentration and can be substantially limited to the focus of a beam where the power is high. This feature, together with the use of optics to focus the beam, enables three dimensional control over the activation site without incidental activation or destruction of healthy cells outside the target area. The ability to limit activation of a photoactive agent to a defined three dimensional space may improve the overall safety and efficacy of photodynamic therapy.

     Activating photoactive agents with two lower energy, longer wavelength photons should allow the safe use of many previously unacceptable photoactive agents. These agents, when activated using single photon absorption processes, require light between 350-550 nm. Light at these wavelengths falls in the ultraviolet or visible range and may increase the chance of developing skin cancer. For example, Psoralen, presently activated with 350-400 nm light, can be activated using simultaneous two photon excitation at 700-800 nm without exposing the patient to ultraviolet light. The Company believes this new ability will expand the applications for Psoralen beyond treating psoriasis. Like Psoralen, other photoactive compounds activated with ultraviolet or visible light may also become candidates for simultaneous two photon activation, yielding useful new photoactive agents.

     The human body also contains its own mixture of photoactive agents that can be used to produce a desirable therapeutic effect. These photoactive agents are used in laser surgery, skin resurfacing, hair removal and delicate eye surgery. Typically, a laser is used to provide light energy at a certain wavelength. Water, blood, proteins and other compounds absorb this light and convert the energy to highly localized heat. The targeted tissue's temperature quickly rises, causing cells to explode or burn at the point of illumination. These same photoactive agents within the body can be activated with simultaneous two photon excitation, allowing the Company's process to also be useful for surgical applications. The Company has not completed demonstration of this technology in animal or human models, but expects to do so in animal trials it is currently conducting (see "Animal Studies," below).

     2. FAST PULSED DELIVERY OF LIGHT ENERGY. The method by which the light energy is packaged and delivered contributes to the safety and efficacy of simultaneous two photon excitation. The Company uses fast pulsed, high peak power laser light to activate photoactive agents. This capability is most significant when used in laser surgery. Despite the current success of lasers for surgery, the Company believes there is a need for devices that offer reduced damage to adjacent tissue, better spatial control and improved treatment margins. The Company believes that the use of fast pulsed, high peak power lasers may provide valuable enhancements to current procedures. For example, fast pulsed laser light can be used to activate water in cells to quickly destroy cells. This capability is especially useful in surgery and in the removal of surface cells. The expected advantage of this approach is that there may be much less damage to adjacent tissue, less post-procedure swelling and faster healing. The Company has not yet completed demonstration of this technology in animal or human models, but expects to do so in animal trials it is currently conducting (see "Animal Studies," below).

     3. CELLULAR TARGETING. The Company has demonstrated, IN VITRO (in other words, "outside the body," as in a test tube, petri dish or similar medium), the ability to add a targeting molecule to a photoactive agent, use the targeting molecule to deliver the photoactive agent to a specific cellular target, and then activate the photoactive agent to destroy the cell. Increasing the specificity of the photoactive agent is another way to enhance overall treatment specificity. Company scientists are continuing to pursue development of targeted photoactive agents that will allow cell-specific delivery and treatment. The Company has not demonstrated this technology in animal or human clinical trials.

     4. PHOTOACTIVE AGENTS. Company scientists are exploring development of new photoactive agents that are preferentially absorbed in diseased cells and may be activated with the Company's simultaneous two photon excitation technology at wavelengths that should increase tissue treatment depth. This technology is in the experimental stage and has not been demonstrated in animal or human clinical trials.

     5. IMAGING AND SIGNAL PROCESSING. Simultaneous two photon excitation, fast pulsed lasers and cellular targeting, when combined with signal processing technology described in one of the Company's patent applications, may enable the development of a safe, sensitive diagnostic imaging procedure.
 Such a laser-based procedure would avoid exposing a patient to harmful x-rays and enable improved early detection of diseases such as breast cancer.

     To date, x-rays have been the most popular tool for discovering many forms of cancer and other diseases. The danger and limitations of x-rays are well known; unfortunately, no other imaging technique has so far been able to replace x-rays. A safe and improved alternative to x-rays for soft tissue imaging is important because it can provide the early detection of disease. In the case of breast cancer, x-ray mammography can only detect suspicious masses at sizes greater than 0.5 cm, and it cannot distinguish between a benign calcification or a malignant tumor.

     There are a number of alternative techniques being developed, but none the Company is aware of offers the potential sensitivity of a laser-based imaging system. A laser imaging system, coupled with targeted flourescent imaging agents, has the potential to identify suspicious masses and provide a diagnosis at the same time. The Company's imaging process will require the use of a cell-specific, fluorescent imaging agent. When the agent is administered to the patient, it should travel to and concentrate in the diseased tissue. Laser light is used to activate the imaging agent, causing it to fluoresce and produce a detectable signal used to produce a three-dimensional image of the tissue. If the imaging agent is specific for a certain type of cancer, for example, and a mass is found, the diagnostician may conclude that the mass must be cancerous because the imaging agent would attach only to cancerous tissue. Therefore, detection and diagnosis are possible in one procedure. Problems faced by developers of competing laser imaging systems result from detecting light emitted by tissue and converting the detected signals into two or three dimensional images. While there are many software processes that convert signals to images (a process called tomography) the Company believes these laser processes have so far been unable to produce images that meet the requirements for sensitivity and early detection. The Company is not aware of any laser mammography devices currently approved by the FDA.

     The Company's two photon imaging technology has been demonstrated only on a small IN VITRO basis, and has not been demonstrated in animal or clinical trials.

     ANIMAL STUDIES. The Company is currently conducting animal studies to test and evaluate the application of certain aspects of its technologies in animals. The objectives of the animal studies are to test the two photon excitation process with respect to safety, tumor reduction, activation of photoactive agents and treatment depth. The studies are being conducted under a contract with the University of Tennessee School of Veterinary Medicine (which terminates on September 30, 1998) and another contract with the Thompson Cancer Survival Center (terminating on October 30, 1998). Preliminary results of these studies demonstrate controlled, simultaneous two-photon activation of PHOTOFRIN-Registered Trademark- (PHOTOFRIN-Registered Trademark- is a photoactive agent produced by QLT PhotoTherapeutics, Inc.) using light at 730 nm, in the livers of laboratory mice. The Company believes this is the first demonstration of in vivo activation of a photoactive agent using a two photon activation process.

     Results obtained to date confirm the noninvasive activation of PHOTOFRIN-Registered Trademark- by observation of lesions formed on the livers of PHOTOFRIN-Registered Trademark- treated laboratory mice. Lesions were formed by focusing a 730 nm beam through the skin of the mouse, onto the mouse liver. Lesions were well defined, with cell necrosis limited to the focal region of the activation beam. Microscopic examination of tissues confirmed localization of necrosis to the beam focus, and a notable absence of collateral damage. In contrast, substantial collateral damage was clearly observed in control animals treated with PHOTOFRIN-Registered Trademark- and activated using a single photon activation process with light at 630 nm. Additional experiments, designed to measure the increase in tissue temperature during exposure to laser irradiation, showed that light at 730 nm caused substantially less heating than light at 630 nm. Furthermore, tissue treated with 730 nm light alone (without PHOTOFRIN-Registered Trademark-) showed no detectable adverse effect. These results were made possible using Photogen's proprietary simultaneous two-photon activation process, which allows use of activation wavelengths that more easily penetrate tissue. Photogen's activation process further enables three dimensional control over the activation site. The results obtained from the animal studies to date are preliminary in nature, and the Company's technologies must undergo significant additional testing and regulatory approval before it can commercialize any of these technologies. See "Risk Factors," below.

     PATENTS AND STATUS. In October 1996, Photogen filed two patent applications with the United States Patent and Trademark Office. The first patent application relates to therapeutic methods, and the second application relates to imaging methods. Both patent applications involve the use of simultaneous two photon excitation, fast-pulsed delivery of light energy and cellular targeting. The imaging patent application also contains technology with respect to signal processing. The Patent and Trademark Office notified the Company that its therapy application should be divided into three applications and could not proceed as just one application. The Company elected to first pursue the divisional application covering its method of treating tissue with simultaneous two photon excitation of photoactive agents. In November, 1997, the Company received a written notice of allowance from the Patent and Trademark Office allowing over 60 claims on this first divisional application. The other inventions are expected to be pursued in other divisional applications. The Company is not aware of any developments at the Patent and Trademark Office regarding its imaging technology. See "Risk Factors -- Uncertainties Regarding Patent Matters," below.

     The Company has also sought patent protection for the technologies reflected in its therapy and imaging patent applications in India and under the Patent Cooperation Treaty, which covers countries in Europe and such other countries as Japan, Korea, China, Brazil and others.

     OBJECTIVES. The Company's overall objective is to leverage its knowledge in photophysics and biochemistry and its proprietary technologies through contractual collaborations with third parties to thereby produce products and generate revenues.

     The Company's business strategy to achieve this goal is summarized below:

     1. Utilize contractual collaborations with third parties to access the skills and resources required to design, test, obtain regulatory approval, manufacture, sell and support light delivery and imaging systems and surgical laser devices that incorporate two photon excitation and the Company's other technologies.

     2. Focus initial product development on surgical laser devices and laser activation systems that can be used to activate existing photoactive agents. Follow development of these activation systems with future development of the Company's photoactive agents, targeting agents and deep tissue applications.

     3. Focus the Company's internal efforts on demonstrating the Company's technology in appropriate animal and human models, developing activation procedures for existing photoactive agents, cellular targeting and imaging agents, and demonstrating the efficacy of the Company's imaging technology.

     The Company does not expect to achieve revenues from operations in the near future. During the last fiscal year, substantially all of the Company's operating expenses have been devoted to research and development activities. None of these costs have been borne directly by customers and the Company will not be able to pass on any such costs to customers unless and until it has a marketable product. The Company's first revenues, if any, are expected to derive from licensing fees and royalties from collaborative relationships. Thereafter, if and when the Company develops a saleable product, the Company expects to generate revenues from product sales.

     The Company's objectives and business strategy are subject to change based on numerous factors, including the results of preclinical and clinical testing, the availability of suitable collaborative relationships, the nature of competition, regulatory requirements and the availability of capital. The Company's ability to implement its business strategy and achieve revenues is subject to certain Risk Factors, described below.

     POTENTIAL PRODUCT APPLICATIONS. Currently, the Company has not developed any products, and the Company's ability to do so is subject to certain Risk Factors described below. The Company believes its technologies have potential applications in the following three market areas:

     -    Photodynamic treatment of diseases
     -    Diagnostic imaging
     -    Surgical laser devices

Potential products that service these markets are identified in Table I below:

                                      TABLE I
                           POTENTIAL MARKETS AND PRODUCTS

          MARKET                            POTENTIAL PRODUCTS
--------------------------------------------------------------------------------
 Photodynamic treatment of diseases      Photoactive agents
                                         Light delivery systems
                                         Disease-specific targeting agents
                                         Delivery of treatment services to
                                         patients

 Diagnostic imaging                      Laser based imaging systems
                                         Imaging agents
                                         Disease-specific targeting agents
                                         Delivery of treatment services to
                                         patients

 Surgical laser devices                  Surgical laser devices
                                         Treatment tools
                                         Delivery of treatment services to
                                         patients


     Table II provides a partial listing of the types of diseases that may be treated with photodynamic therapies.

                                      TABLE II
                 EXAMPLES OF APPLICATIONS FOR PHOTODYNAMIC THERAPY

   GENERAL DISEASE CATEGORY                 SPECIFIC CONDITION
--------------------------------------------------------------------------------
 Cancer                                  Barrett's Esophagus
                                         Non-small cell lung cancer
                                         Non melanoma skin cancer
                                         Melanoma
                                         Breast cancer
                                         Prostate cancer
                                         Colorectal cancer


   GENERAL DISEASE CATEGORY                 SPECIFIC CONDITION
--------------------------------------------------------------------------------
 Skin disease                            Psoriasis
                                         Actinic keratosis
 Ophthalmology                           Age related macular degeneration

 Cardiovascular                          Plaque removal
                                         Restenosis

 AIDS                                    Kaposis sarcoma

 Infectious Disease                      Contained bacterial infections
                                         Fungal infections
                                         Viral infections
                                         Parasitic infections


     GOVERNMENT REGULATIONS. All of the products the Company presently contemplates developing will require approval of the United States Food and Drug Administration ("FDA") for sales and use within the United States and of comparable foreign agencies for sales outside the United States. The FDA and comparable regulatory agencies impose substantial requirements on the manufacturing and marketing of pharmaceutical products and medical devices. These agencies and other entities regulate, among other things, research and development activities and the testing, manufacture, quality control, safety, effectiveness, labeling, storage, record keeping, approval, advertising and promotion of the Company's proposed products. At present the Company has made no submissions to the FDA regarding any of its proposed products. See "Risk Factors -- Unproven Safety and Efficacy; No Clinical Trials," below.

     The process required by the FDA before the Company's products may be marketed in the U.S. generally involves the following: (i) preclinical laboratory and animal tests; (ii) submission of an application which must become effective before clinical trials may begin; (iii) adequate and well-controlled human clinical trials to establish the safety and efficacy of the product in its intended indication; and (iv) FDA approval of the application.

     For pharmaceutical products, preclinical tests include laboratory evaluation of the product, its chemistry, formulation and stability, as well as animal studies to assess the potential safety and efficacy of the product. If the FDA is satisfied with the results and data from preclinical tests, it will authorize human trials. Human clinical trials are typically conducted in three sequential phases which may overlap. Each of the three phases involves testing and study of specific aspects of the effects of the pharmaceutical on human subjects, including testing for safety, dosage tolerance, side effects, absorption, metabolism, distribution, excretion and clinical efficacy. The FDA recently announced a new policy intended to accelerate the approval process for cancer therapies, and the Company intends to explore ways to take advantage of that accelerated process.

     Historically, obtaining FDA approval for photodynamic therapies has been a significant challenge. Not only must the photoactive agent be approved as a drug, but the laser activation system must also be approved as a medical device. The FDA has dealt with this "combination product" by delegating authority for overall approval to the drug side of the agency. Accordingly, when a photodynamic therapy agent is approved as a drug, it is approved for a specific indication under its specific labeling. Only one laser is approved to deliver the treatment, and currently PHOTOFRIN-Registered Trademark- has been approved for use in treating esophageal cancer and non-small cell lung cancer. The Company's competitors have reported progress with the FDA regarding the new drugs SnET2 and ALA (aminolevuline acid). Both drugs are in Phase II/III clinical trials.

     The FDA is also gaining experience with lasers through the many 510(k) and premarket approval submissions for non-photodynamic therapy laser applications. Medical devices can be cleared for commercial distribution through a notification to the FDA under Section 510(k) of the applicable statute. The 510(k) notification must demonstrate to the FDA that the device is as safe and effective or substantially equivalent to a legally marketed device that was or is currently on the United States market and therefore does not require premarket approval. Certain devices that sustain human life, are of substantial importance in preventing impairment of human health, or which present a potential unreasonable risk of illness or injury, are subject to special controls through a premarket approval ("PMA") process in order to obtain marketing clearance.

     The Company plans to capitalize on existing knowledge about photoactive drugs and medical lasers by developing initial treatments based on existing photoactive agents. The Company hopes that combining its techniques with the body of information already in existence will reduce product approval times.

     The testing and approval process requires substantial time, effort, and financial resources, and there can be no assurance that any approval will be granted on a timely basis, if at all. Success in preclinical or early stage clinical trials does not assure success in later stage clinical trials. The FDA or the research institution sponsoring the trials may suspend clinical trials or may not permit trials to advance from one phase to another at any time on various grounds, including a finding that the subjects or patients are being exposed to an unacceptable health risk. Once issued, a product approval may be withdrawn if compliance with regulatory standards is not maintained or if problems occur after the product reaches the market. If regulatory approval of a product is granted, such approval may impose limitations on the indicated uses for which a product may be marketed. In addition, the FDA may require testing and surveillance programs to monitor the effectiveness of approved products that have been commercialized, and the agency has the power to prevent or limit further marketing of a product based on the results of these post-marketing programs. Further, later discovery of previously unknown problems with a product may result in restrictions on the product, including its withdrawal from the market. Marketing the Company's products abroad will require similar regulatory approvals and is subject to similar risks.

     The Company, in the ordinary course of business, must also comply with a variety of other governmental regulations. These regulations impose, among other things, standards of conduct, recordkeeping, labeling and reporting. Specific regulations affecting the Company's current and proposed operations are environmental discharge requirements, good laboratory practices governing use of biological substances, good manufacturing practices regarding the manufacture of drugs and other products, animal care and use regulations, labor and general business practices laws and regulations for the use of lasers. The Company does not presently anticipate the cost of compliance in these areas to present a major obstacle to the Company achieving its goals.

     Another form of regulation that will impact the Company's business are the recent developments in health care reimbursement and delivery practices as a means to better control health care costs. See "Risk Factors -- Uncertainties Regarding Reimbursement and Health Care Reform," below. The Company views these changes as a potential benefit to its business. Photodynamic therapy and laser based procedures are usually less complicated and costly than traditional surgery and radiation and can be applied in an outpatient setting. For these reasons, it is possible that photodynamic therapy may become a preferred procedure by health insurers and other third party payors.

     COMPETITION. The industry in which the Company operates is intensely competitive, and there is rapid change with respect to technology for the diagnosis and treatment of diseases. Existing or future pharmaceutical and laser companies, government entities and universities may create developments that accomplish similar functions to the Company's technologies in ways that are less expensive, receive faster regulatory approval, or receive greater market acceptance than the Company's products. See "Risk Factors -- Substantial Competition," below.

     The Company's competitors generally have greater capital resources and access to capital; greater internal resources for activities in research and development, clinical testing and trials, production and distribution; existing collaborative relationships with third parties; and have made greater progress in the preclinical and clinical testing of their products. In addition, the Company's competitors may be disinclined to form collaborative relationships with the Company directly, or to permit their collaborative partners to work with the Company. See "Risk Factors -- Reliance on Third Parties, Collaborative Relationships and Employees," below. The Company is aware of one competitor, QLT PhotoTherapeutics, that has already received FDA approval for use of its proprietary photoactive agent, PHOTOFRIN-Registered Trademark-, in treatment of esophageal cancer and non-small cell lung cancer. Other competitors, namely Miravant, Inc. and Dusa Pharmaceuticals, have advanced their proprietary photoactive agents to Phase II/III clinical trials.

     The Company believes that its unique technologies may offset to an extent the disadvantages from its competitive position. The Company's technology, based on the two photon excitation model, may change the traditional emphasis in photodynamic therapy from the drug to the light delivery source. The Company believes this may enable it to add value to existing and future products of drug manufacturers. In addition, the unique properties of the Company's laser activation process may give it a competitive advantage over other light delivery methods that require invasive procedures.


                                     RISK FACTORS

     The Company cannot provide assurances that it will successfully achieve its goals or the commercial development of its technology in the foreseeable future. The Company's success in this regard must at this time be deemed speculative. This Form 10-KSB and other announcements and documents of the Company contain forward-looking statements which involve risks, uncertainties and other factors that may cause the Company's actual results or performance to differ materially from any results or performance expressed or implied by such forward-looking statements. The statements under the caption "Risk Factors" are intended to serve as cautionary statements within the meaning of the Private Securities Litigation Reform Act of 1995 and should be read in conjunction with the forward-looking statements in this Report and statements presented elsewhere by management of the Company. Factors that could cause or contribute to those differences include the following:

     DEVELOPMENT STAGE COMPANY; NO PRODUCTS. The Company and its technology are in an early stage of development. The Company does not have any products for sale and has not generated revenues from sales. The Company does not expect to achieve revenues for at least several years. The products currently contemplated for development by the Company will require significant additional research and development, preclinical and clinical testing and regulatory approval prior to commercialization. There can be no assurances that the Company's research or product development efforts will be successfully completed, or that any resulting products will be successfully transformed into marketable products, that required regulatory approvals can be obtained, that products can be manufactured at an acceptable cost and with appropriate quality, that any approved products can be successfully marketed, or that any products will be favorably accepted in the market.

     HISTORY OF LOSSES; NO ASSURANCE OF FUTURE PROFITS; NO DIVIDENDS. The Company and its predecessors have not declared or paid any cash dividends to stockholders, and the Company does not expect to do so in the foreseeable future. The Company expects to incur substantial and increasing losses for at least the next several years as its financial resources are used for research and development, preclinical and clinical testing and regulatory activities, manufacturing, marketing and related expenses. The Company cannot provide assurances that it will be able to achieve profitability in the future.

     UNPROVEN SAFETY AND EFFICACY; NO CLINICAL TRIALS. None of the Company's proposed drug and device products have completed the extensive preclinical and clinical testing for efficacy and safety in animals and humans required for regulatory approval prior to commercial use. This process may take at least several years, and the Company may encounter problems or delays. If clinical trials are successful, there can be no assurances that the Company's proposed products will demonstrate sufficient safety or efficacy to warrant approval by the FDA or other domestic or foreign regulatory authorities or that any approvals will cover the clinical indications for which the Company may seek approval. See "Government Regulations," above.

     RELIANCE ON THIRD PARTIES, COLLABORATIVE RELATIONSHIPS AND EMPLOYEES. The Company does not have manufacturing or clinical testing facilities for its proposed products. The Company intends to enter into collaborative relationships with third parties in connection with the research and development, preclinical and clinical testing, manufacturing, marketing and distribution of its proposed products. The Company initially will also be dependent on third parties for supply of laser products and for supplies of photodynamic drugs. There can be no assurances that the Company will be able to negotiate acceptable collaborative and supply arrangements or that collaborative arrangements will result in marketable products. In addition, there can be no assurances that collaborative relationships will not limit or restrict the Company or give the Company an adequate supply of necessary resources. Further, there can be no assurances that the Company's collaborative partners will not develop or pursue alternative technologies either on their own or with others, including the Company's competitors, as a means of developing or marketing products for the diseases targeted by the collaborative programs and the Company's proposed products. The Company is also highly dependent upon six employees for scientific and management expertise.

     SUBSTANTIAL ADDITIONAL FINANCING REQUIRED. The Company has incurred negative cash flows from operations since its inception and will expend substantial funds in connection with its research and development programs. The Company will require substantial additional funding (the amount of which cannot be accurately estimated at this time; however, the amount could be at least $50 million) to continue or undertake its research and development activities, clinical testing and manufacturing, marketing, sales, distribution and administrative activities. Depending on market conditions, the Company will attempt to raise additional capital through equity and debt offerings, collaborative relationships and other available sources. No assurances can be given that additional funds will be available on acceptable terms (if at all) or the extent of dilution to existing stockholders that may result from such offerings. See "Management's Discussion and Analysis of Financial Condition or Plan of Operation," below.

     SUBSTANTIAL COMPETITION. Many of the Company's competitors have substantially greater financial, technical and human resources than the Company and, alone or with collaborative partnerships, have substantially greater experience in developing products, conducting preclinical or clinical testing, obtaining regulatory approvals and manufacturing and marketing. See "Competition," above.

     UNCERTAINTIES REGARDING REIMBURSEMENT AND HEALTH CARE REFORM. Third party payors (including health insurers, managed care entities and similar organizations) are increasingly challenging the price of medical procedures and services and establishing protocols which may limit physicians' selections of products and procedures. The extent to which third party payors will provide reimbursement for health care procedures and services (especially those using innovative technologies) is uncertain, and there can be no assurances that adequate reimbursement coverage will be available to enable the Company to achieve market acceptance of its proposed products or to maintain price levels sufficient for realization of an appropriate return on its proposed products. See "Government Regulations," above.

     UNCERTAINTIES REGARDING PATENT MATTERS. The Company's success will depend, in part, on its ability to obtain, assert and defend its patents, protect trade secrets and operate without infringing the proprietary rights of others. There is a risk that some of the Company's patent applications will not result in issued patents; and there is a risk that any issued patents will not provide the Company with proprietary protection or competitive advantages, will be designed around by others, will be challenged by others and held to be invalid or unenforceable or that the patents of others will have a material adverse effect on the Company. The Company's current technology and any related patents are subject to two Confirmatory Licenses in favor of the United States Government as required by applicable regulations, in which the Company granted an irrevocable license to the Government to use the technology under certain circumstances and granted certain "march-in rights" (permitting the Department of Energy to make use of the technology under certain circumstances). The Company also seeks to protect its proprietary technology and processes in part by confidentiality agreements; however, there can be no assurances that these agreements will not be breached, that the Company will have adequate remedies for any breach, or that the Company's trade secrets will not otherwise become known or be independently discovered by competitors. See "Patents and Status," above.

     CONTROL BY EXISTING STOCKHOLDERS. As of December 31, 1997, the Company's officers, directors and principal stockholders beneficially owned approximately 95% of the outstanding common stock. The Company's principal stockholders are also parties to a Voting Agreement concerning the election of certain designees to the Board of Directors of the Company and Photogen, Inc. These stockholders will be able to elect the Company's directors and will have the ability to influence significantly the Company and the direction of its business and affairs. Such concentration of ownership may delay or prevent a change in control of the Company, and may also result in the scarcity of outstanding shares currently available for purchase on the open markets. These factors may affect the market and the market price for the common stock in ways that do not reflect the intrinsic value of the Company's stock. See "Security Ownership of Certain Beneficial Owners and

Management" in the Company's definitive proxy statement for the 1998 annual meeting of stockholders and "Management's Discussion and Analysis of Financial Condition or Plan of Operation," below.

ITEM 2.   DESCRIPTION OF PROPERTY.

     The Company's executive offices and laboratory consists of approximately 4,000 square feet in Knoxville, Tennessee. Approximately 1,000 square feet of the facility are subject to a Lease Agreement between Photogen, Inc. and the landlord. The Company leases the balance of space in this facility under a Consent and Assignment of Lease from Genase, L.L.C. and, therefore, is subject to Genase, L.L.C.'s Master Lease with P.C. Powell and Wilma Powell (several directors of the Company are associated with Genase, L.L.C. -- see "Certain Relationships and Related Transactions," below). The Company's lease also entitles it to use certain scientific equipment located in this facility. The property and equipment are in good condition. In the opinion of management, the Company's interest in the facility is adequately covered by insurance. The Company pays a monthly rental of $4,680 for the facility (including certain equipment) plus charges for utilities and similar items. The leases expire in 1999 and 2000 respectively, and the Company has two options to renew the leases for additional terms of three years each. The Company also has an option to purchase the facility at any time during the term of the lease or any renewal period. There are no present plans for further improvement or development of the leased space, although the Company may acquire or lease additional facilities or equipment as needed.

ITEM 3.   LEGAL PROCEEDINGS.

     The Company is not currently a party to any material litigation or proceeding and is not aware of any material litigation or proceeding threatened against it.

ITEM 4.   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

          No matters were submitted to the stockholders of the Company for a vote during the fourth quarter of the 1997 fiscal year.


                                       PART II

ITEM 5.   MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

     MARKET INFORMATION FOR COMPANY COMMON STOCK. The Company maintains no active trading market for its common stock, however, the Common Stock has been traded in the over-the-counter "bulletin board" market from time to time under the symbol "PHGN."

     The high and low trading prices for the Company's common stock (including M T Financial during 1996; see "Overview of Company," above) during each quarter of the last two fiscal years are set forth below.


                                      Year Ended         Year Ended
                                  December 31, 1996   December 31, 1997
                                             (Amounts in $)
                                  High       Low       High         Low
                                  ----       ---       ----         ---
                1st Quarter        .50       .50       .625        .625

                2nd Quarter       .625      .625        ---         ---

                3rd Quarter       .625      .625       5.00        2.00

                4th Quarter       .625      .625      12.00       4.375

For the period January 1, 1998 through March 13, 1998, the low and high prices for the Company's common stock were $10.75 and $18.75, respectively. Volume for the period January 1, 1998 through March 13, 1998 was approximately 211,335 shares.

     The foregoing information was obtained from the National Association of Securities Dealers as reported in the over-the-counter "bulletin board." The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. The foregoing information for 1996 and 1997 reflects trade prices, and not bid or ask prices, because the small number of trades through market makers for the Company's stock historically has not yielded meaningful bid and ask prices (however, in the fourth quarter of 1997, volume was 390,723 shares). See "Risk Factors -- Control by Existing Stockholders," above, regarding the possible effects of the concentrated ownership of the Company's stock on the market and price of the stock.

     There are no shares of common stock subject to outstanding options or warrants to purchase, or securities convertible into, common stock that have been created, agreed to or authorized by the Company (certain stockholders, however, have granted warrants covering an aggregate of 960,000 of their shares; see "Security Ownership of Certain Beneficial Owners and Management," below).

     The Company has no agreements to register under the Securities Act of 1933 any shares held by its stockholders.

     Approximately 35,569,878 shares of common stock are "restricted stock" or are beneficially owned by persons who are currently, or during the last 12 months were, affiliates of the Company as defined in Rule 144 under the Securities Act. A portion of those shares would be eligible for resale by Company affiliates and others who have satisfied the requisite holding periods, subject to the volume limitations and other provisions of Rule 144 and applicable law.

     As of December 31, 1997, the Company's common stock was held by approximately 482 shareholders, including brokers holding stock in "street name."

     Holders of the Company's common stock are entitled to receive such dividends as may be declared by its Board of Directors. The Company has not declared or paid dividends on its common stock, and the Company does not anticipate paying any dividends in the foreseeable future.

     RECENT SALES OF UNREGISTERED SECURITIES.     During the last three years,
the Company (including M T Financial; see "Description of Business -- Company History," above) made the following sales of its common stock without registration under the Securities Act of 1933 (the "Securities Act"). In each case where the purchase price was paid in cash, the Company used the proceeds of the sales for working capital purposes. All share amounts in this section have been adjusted for a two-for-one reverse stock split that occurred in March of 1995.

     1. On October 7, 1994, the Company sold 21,595,704 shares of common stock to Theodore Tannebaum. The total purchase price was $1,000,002 ($.0231528 per pre-split share), and the entire proceeds of the sale were paid to the Company in cash. The Company did not use any underwriters or brokers and there were no commissions or underwriting discounts. This transaction was exempt from registration under the Securities Act pursuant to Section 4(2) of that Act, on the basis of the following factors: the Company made the offer and sale to only one person without any public advertising or solicitation; the investor had access to material information about the Company and the opportunity to inquire of the Company's officers with respect to any further information he sought; the investor was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act and acquired the shares for investment and not with a view to the resale or distribution thereof; and the certificates representing the shares bear a legend restricting their transfer except in compliance with applicable securities laws.

     2. On December 9, 1994, the Company sold 3,239,350 shares of common stock to Robert Weinstein, M.D. and 3,239,350 shares of common stock to Stuart Levine. At that time, Mr.

Levine was a director and officer of the Company. The total purchase price for the two sales was $300,000 ($.0231528 per pre-split share), and the entire proceeds of the sale were paid to the Company in cash. The Company did not use any underwriters or brokers and there were no commissions or underwriting discounts. These transactions were exempt from registration under the Securities Act pursuant to Section 4(2) of that Act, on the basis of the following factors: the Company made the offer and sale to only two persons without any public advertising or solicitation; each investor had access to material information about the Company and the opportunity to inquire of the Company's officers with respect to any further information he sought; each investor was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act and acquired the shares for investment and not with a view to the resale or distribution thereof; and the certificates representing the shares bear a legend restricting their transfer except in compliance with applicable securities laws.

     3. On March 31, 1995, the Company issued shares of common stock to its existing stockholders as a result of the merger of the Company's predecessor, Bemax Corporation, into its wholly-owned subsidiary M T Financial Group, Inc. The purpose of this merger was to change the issuer's domicile from California to Nevada. As a result of the merger, each Bemax stockholder was entitled to receive one share of M T Financial common stock for every two shares of Bemax common stock. A total of 29,211,019 M T Financial shares were issued. The Company did not use an underwriter or broker in this transaction and did not receive any proceeds. This transaction was exempt from registration under the Securities Act pursuant to Rule 145(a)(2), which provides that there is no offer or sale of securities in a statutory merger the sole purpose of which is to change the issuer's domicile within the United States.

     4. On May 16, 1997, the Company issued shares of common stock in a restructuring and merger in connection with the acquisition of Photogen, Inc.:

     (a) As part of its restructuring, the Company sold 2,975,359 shares to Dr. Weinstein, 2,975,359 shares to Mr. Levine and 362,115 shares to Thomas Rosenberg, for a total purchase price of $1,803,450 ($.28568 per share). The entire proceeds of the sales were paid to the Company in cash. The purpose of the restructuring was, among other things, to provide the Company with sufficient funds so that (together with its existing capital) it had $3 million of cash items at the time it acquired Photogen, Inc. The Company did not use any underwriters or brokers and there were no commissions or underwriting discounts. These transactions were exempt from registration under the Securities Act pursuant to Section 4(2) of that Act, on the basis of the following factors: the Company made the offer and sale to only three persons without any public advertising or solicitation; each investor had access to material information about the Company and the opportunity to inquire of the Company's officers with respect to any further information he sought; each investor was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act and acquired the shares for investment and not with a view to the resale or distribution thereof;

and the certificates representing the shares bear a legend restricting their transfer except in compliance with applicable securities laws.

     (b) As consideration for the acquisition of Photogen, Inc., the Company issued 4,800,000 shares to each of Eric A. Wachter, Ph.D., Craig Dees, Ph.D., Walter G. Fisher, Ph.D., Timothy Scott, Ph.D. and John Smolik (for a total of 24,000,000 shares). Drs. Wachter, Dees, Fisher and Scott and Mr. Smolik were the shareholders and directors of Photogen, Inc. The Company issued its common stock to these individuals in connection with the merger of Photogen, Inc. with a subsidiary of the Company. The sale of these securities to each of the five Photogen principals was exempt from registration under the Securities Act pursuant to Section 4(2) of that Act, on the basis of the following factors: the Company made the offer and sale to only five persons without any public advertising or solicitation; each investor had access to material information about the Company and the opportunity to inquire of the Company's officers with respect to any further information he sought; each investor was an officer or director of Photogen, Inc. and four of them would, upon issuance of the Company's shares, become directors of the Company; each investor acquired the shares for investment and not with a view to the resale or distribution thereof; and the certificates representing the shares bear a legend restricting their transfer except in compliance with applicable securities laws. The Company did not use any underwriters and there were no underwriting discounts; however, Photogen, Inc. had engaged Aurora Capital Corp. as its broker for the transaction between the Company and Photogen, Inc. After the closing, three principals of Aurora Capital Corp. received an aggregate of $180,000 from the Company for their services and the five Photogen, Inc. shareholders granted the Aurora Capital Corp. principals warrants to acquire an aggregate of 960,000 of their shares of Company common stock. The shares subject to the warrants are being held in escrow and are subject to restrictions on transfer. None of the warrants have been exercised at this time; and any stock certificates issued upon exercise of the warrants will bear legends restricting their transfer except in compliance with applicable securities laws.

     5. On March 13, 1998, the Company completed the sale of an aggregate of 875,000 shares to approximately 42 accredited investors. The total purchase price was $7,000,000 ($8.00 per share), and the entire proceeds of the sales were paid to the Company in cash. The Company did not use any underwriters or brokers and there were no commissions or underwriting discounts. These transactions were exempt from registration under the Securities Act pursuant to Section 4(2) and/or Rule 506 of Regulation D of that Act, on the basis of the following factors: the Company made the offer and sale to a limited number of prospective investors without any public advertising or solicitation; each investor had access to material information about the Company and the opportunity to inquire of the Company's officers with respect to any further information he sought; each investor was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act and acquired the shares for investment and not with a view to the resale or distribution thereof; and the certificates representing the shares bear a legend restricting their transfer except in compliance with applicable securities laws.

ITEM 6. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATION.

     UNCERTAINTIES RELATING TO COMPANY. Since the Company acquired Photogen, Inc., the Company has been principally engaged in the research and development of drugs and medical device products for use in photodynamic therapy. The Company has not completed development of any product at this time. Portions of the discussion in this Item contain forward looking statements and are subject to the Risk Factors described above.

     RESULTS OF OPERATIONS. The Company has not generated revenues from the sale of any proposed products or other operations, and has continued to experience losses. The Company's net loss for the year ended December 31, 1997 was $554,702. The losses are attributable primarily to expenses related to pursuing patent protection for the Company's technology, acquiring equipment and commencing animal studies, and other general and administrative costs. The Company expects to continue to incur increasing losses for at least the next several years as it intensifies its research and development, clinical testing, regulatory approval activities and engages the manufacture and/or sale of any products that the Company may develop. The Company's revenue for the year ended December 31, 1997 was $107,133 and resulted primarily from investment income on the proceeds from the sale of common stock in the Company's recent restructuring. The proceeds of the sales of the Company's common stock are invested primarily in United States Government obligations. Because the Company has no revenues from operations at this time, investment of such funds in that manner is necessary to enable the Company to avoid becoming subject to the Investment Company Act of 1940.

     LIQUIDITY; CAPITAL RESOURCES. On March 13, 1998, the Company completed a private placement of 875,000 shares of common stock for $8.00 a share to a number of accredited investors. The Company received $7,000,000 in gross proceeds from this offering.

     The 875,000 shares sold in the private placement were not registered under applicable securities laws and are considered "restricted stock."
These shares cannot be sold by their holders in the absence of a registration statement except pursuant to an exemption from registration (including in compliance with SEC Rule 144 after the shares have been held for at least one year). The Company expects to use the proceeds from the sale of the common stock (net of legal, accounting and other expenses related to the offering estimated to be approximately $50,000), over the next 18 to 24 months, for corporate overhead and operating expenses, animal and clinical trials, the purchase or lease of scientific and laboratory equipment, legal and regulatory consulting fees and for other working capital purposes, assuming the Company has no revenues during that period.

     The Company expects to consider additional financing transactions in the future. See "Risk Factors -- Substantial Additional Financing Required."

     The Company filed in December 1997 a Registration Statement on Form 10-SB with the Securities and Exchange Commission to register its common stock under Section 12(g) of the Exchange Act. The Form 10-SB became automatically effective 60 days after its filing, on February 23, 1998. The Company is exploring the possibility of listing its common stock with the NASDAQ (Small Cap Market) or with the American Stock Exchange. The Company recently submitted information and listing applications, but has not heard any formal response from either exchange. The listing process typically takes many months to complete.

     PATENT AND OPERATIONAL MATTERS. The Company has received a formal written notice of allowance on the first of three divisional patent applications. This first divisional application covers the area of simultaneous two photon excitation in a variety of applications. The Company believes this establishes the beginning of a strong proprietary position in an exciting new technology. The Company recently filed the second and third divisional applications. The Company is continuing to pursue patent protection for its imaging technology with the U. S. Patent and Trademark Office, and in India and under the Patent Cooperation Treaty (covering countries in Europe, Japan, Korea, China, Brazil and others). The Company is not aware of any developments with respect to the U.S. Patent and Trademark Office's consideration of its imaging patent application or its foreign patent applications. See "Risk Factors -- Uncertainties Regarding Patent Matters," above.

     The Company has executed two contracts to conduct animal studies which seek to demonstrate the efficacy of the Company's technology in animal models, including the spatial control, safety, multiple agent activation and depth of penetration. The total cost of these contracts is $214,816. The animal studies began during the fourth quarter of 1997. The animal studies are described in Item 1 above.

     The Company is occupying approximately 4,000 square feet of office and laboratory space in Knoxville, Tennessee. The Company pays a monthly rental of $4,680 for the facility (including certain equipment) plus charges for utilities and similar items. The Company is proceeding to equip its laser research and development laboratory with certain laser equipment systems made available by a large laser manufacturer. The Company has received, installed and started-up two laser systems required for conduct of animal studies. To date, $212,000 has been invested in office and laboratory equipment. The Company expects to spend an additional $250,000 to acquire the instruments necessary to support animal clinical trials, and development of its proprietary photoactive agent and targeting systems.

     PLAN OF OPERATION. During the next twelve months, the Company will continue with animal trials and evaluation of its proprietary photoactive agent candidates, pursuing patent protection and seeking potential collaboration candidates. The Company anticipates expenditures for additional employees and equipment to be minimal until the final results of the animal testing are known. The animal studies contract includes the Company's use of personnel employed by the testing facility. In addition, the Company raised $7,000,000 in a private placement that was completed on
March 13, 1998.   For these reasons, the Company believes it has enough cash resources for its currently anticipated needs during the next twelve months and will not have to raise additional funds; however, as noted above, complete development and commercialization of the Company's technology will require substantial additional funds. See "Risk Factors," above.

     YEAR 2000 COMPLIANCE. The Company believes that as it develops its computer system, all hardware/software will be year-2000 compliant. The Company does not presently expect the costs of year-2000 compliance to be material.

ITEM 7.   FINANCIAL STATEMENTS.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors
Photogen Technologies, Inc.
Knoxville, Tennessee

We have audited the accompanying consolidated balance sheets of Photogen Technologies, Inc. (including Photogen, Inc., formerly Photogen, L.L.C.), a development stage company, as of December 31, 1996 and 1997, and the related consolidated statements of operations, shareholders' equity and cash flows for the period from November 3, 1996 (inception) to December 31, 1996 and the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Photogen Technologies, Inc. (including Photogen, Inc., formerly Photogen, L.L.C.) at December 31, 1996 and 1997, and the results of its operations and its cash flows for the period from November 3, 1996 (inception) to December 31, 1996 and the year ended December 31, 1997, in conformity with generally accepted accounting principles.




                                                    /s/ BDO Seidman, LLP



Chicago, Illinois
February 25, 1998

FINANCIAL STATEMENTS
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------


DECEMBER 31,                                            1996           1997
-----------------------------------------------------------------------------
ASSETS

CURRENT ASSETS
     Cash and cash equivalents                     $       -   $     82,631
     Interest receivable                                   -         21,402
     Prepaid expenses                                      -          8,164
     Marketable securities                                 -        409,238
-----------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                       -        521,435

UNITED STATES TREASURY NOTES, total face value
  $1,538,000                                               -      1,531,413

EQUIPMENT AND LEASEHOLD IMPROVEMENTS, less
  accumulated depreciation of $17,454                      -        194,252

PATENT COSTS                                           5,489         37,273
-----------------------------------------------------------------------------



                                                   $   5,489   $  2,284,373

-----------------------------------------------------------------------------
-----------------------------------------------------------------------------

      SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

CONSOLIDATED BALANCE SHEETS
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------


DECEMBER 31,                                                                    1996              1997
------------------------------------------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
     Accounts payable                                                 $            -    $      118,233
     Current portion of obligations under capital leases (Note 3)                  -            18,626
------------------------------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                                                          -           136,859

OBLIGATIONS UNDER CAPITAL LEASES (Note 3)                                          -            60,469
------------------------------------------------------------------------------------------------------
COMMITMENTS (Note 4)

SHAREHOLDERS' EQUITY (Notes 2 and 5)
     Preferred stock; par value $.01 per share; 5,000,000 shares
          authorized; none issued                                                  -                 -
     Common stock; par value $.001 per share; 150,000,000 shares
          authorized; 36,000,000 shares issued and outstanding                     -            36,000
     Additional paid-in capital                                                    -         2,607,526
     Members' capital                                                          5,489                 -
     Deficit accumulated during the development stage                              -          (556,481)
------------------------------------------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY                                                     5,489         2,087,045
------------------------------------------------------------------------------------------------------
                                                                      $        5,489    $    2,284,373
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------

                   SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

CONSOLIDATED STATEMENT OF OPERATIONS

                                                     Period From                                CUMULATIVE
                                                     November 3,                 YEAR              AMOUNTS
                                                         1996 to                ENDED                 FROM
                                                    December 31,         DECEMBER 31,          NOVEMBER 3,
                                                            1996                 1997                 1996
----------------------------------------------------------------------------------------------------------

REVENUES
     Investment income                              $        -          $   107,133           $    107,133

EXPENSES
     General and administrative                          1,779              661,835                663,614
----------------------------------------------------------------------------------------------------------

NET LOSS                                            $   (1,779)          $ (554,702)          $   (556,481)
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------

BASIC AND DILUTED LOSS PER COMMON SHARE             $        -           $     (.02)
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------


WEIGHTED AVERAGE NUMBER OF COMMON SHARES
     OUTSTANDING                                             -           33,665,117
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------





                 SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
------------------------------------------------------------------------------
------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                               Deficit
                                                                                                           Accumulated
                                                     Common Stock                         Additional        During the
                                                 -------------------          Members'       Paid-in       Development
                                                 Shares        Amount         Capital        Capital             Stage        Total
-----------------------------------------------------------------------------------------------------------------------------------
Contribution of capital                                    -  $      -    $    7,268  $          -   $             -   $      7,268
Net loss for the period ended December 31,
  1996                                                     -         -        (1,779)            -                 -         (1,779)
-----------------------------------------------------------------------------------------------------------------------------------

BALANCE, at December 31, 1996                              -         -         5,489             -                 -          5,489

Net loss and capital contributions for the
period January 1, 1997 to May 15, 1997                     -         -         3,511             -            (3,511)             -
-----------------------------------------------------------------------------------------------------------------------------------

BALANCE, at May 15, 1997                                   -         -         9,000             -            (3,511)         5,489

Issuance of stock for cash                         6,312,833     6,313             -     1,797,137                 -      1,803,450
Effect of recapitalization and merger             29,687,167    29,687        (9,000)    1,181,500             1,732      1,203,919
Cost associated with recapitalization and
  merger                                                   -         -             -      (371,111)                -       (371,111)
Net loss for the period May 16, 1997 to
  December 31, 1997                                        -         -             -             -          (554,702)      (554,702)
-----------------------------------------------------------------------------------------------------------------------------------

BALANCE, at December 31, 1997                     36,000,000  $ 36,000    $        -  $  2,607,526   $      (556,481)  $  2,087,045
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------



                SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

CONSOLIDATED STATEMENT OF CASH FLOWS
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------


                                                                     Period From                             CUMULATIVE
                                                                     November 3,                  YEAR          AMOUNTS
                                                                         1996 to                 ENDED             FROM
                                                                     December 31,         DECEMBER 31,      NOVEMBER 3,
                                                                            1996                  1997             1996
------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                                      $     (1,779)    $       (554,702)   $     (556,481)
     Depreciation                                                            62               17,454            17,516
     Gain on sale of marketable securities                                    -              (29,737)          (29,737)
     Loss on sale of United States Treasury Notes                             -                9,265             9,265
     Changes in operating assets and liabilities
          Prepaid expenses                                                    -               (8,164)           (8,164)
          Interest receivable                                                 -              (21,402)          (21,402)
          Accounts payable                                                    -              118,233           118,233
------------------------------------------------------------------------------------------------------------------------

Net cash used in operating activities                                    (1,717)            (469,053)         (470,770)
------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
     Sale of marketable securities                                            -            1,764,464         1,764,464
     Purchase of marketable securities                                        -           (2,182,967)       (2,182,967)
     Purchase of United States Treasury Notes                                 -           (2,044,876)       (2,044,876)
     Sale of United States Treasury Notes                                     -            1,639,850         1,639,850
     Purchase of equipment                                                    -             (129,167)         (129,167)
     Patent costs                                                        (5,551)             (31,784)          (37,335)
------------------------------------------------------------------------------------------------------------------------

Net cash used in investing activities                                    (5,551)            (984,480)         (990,031)
------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
     Principal payments on capital lease obligations                          -               (3,444)           (3,444)
     Proceeds from issuance of common stock                                   -                6,313             6,313
     Proceeds from capital contributions by shareholders
          (Note 2)                                                        7,268            1,904,406         1,911,674
     Cost of recapitalization                                                 -             (371,111)         (371,111)
------------------------------------------------------------------------------------------------------------------------

Net cash provided by financing activities                                 7,268            1,536,164         1,543,432
------------------------------------------------------------------------------------------------------------------------


                SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.



                                                      Period From                             CUMULATIVE
                                                      November 3,                  YEAR          AMOUNTS
                                                          1996 to                 ENDED             FROM
                                                      December 31,         DECEMBER 31,      NOVEMBER 3,
                                                             1996                  1997             1996
------------------------------------------------------------------------------------------------------------------------

NET INCREASE IN CASH AND CASH EQUIVALENTS             $        -           $     82,631      $      82,631

CASH AND CASH EQUIVALENTS, at beginning of period              -                      -                  -
------------------------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS, at end of period           $        -           $     82,631      $      82,631
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES FOR 1997
     U.S. Treasuries in the amount of $1,096,650 were
          received in recapitalization.
     Equipment purchased under capital lease amounted to $82,539.

                   SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------

1.   ORGANIZATION AND
     SIGNIFICANT
     ACCOUNTING POLICIES

     NATURE OF                Photogen Technologies, Inc. (the "Company"),
     OPERATIONS               through its subsidiary Photogen, Inc.,
                              successor to Photogen, L.L.C., is a development stage company that is attempting to develop proprietary laser-based technologies to enhance the safety and efficacy of photodynamic therapy
                              ("PDT") and photodynamic imaging for the diagnosis and treatment of cancer and infectious diseases.

                              Photogen, L.L.C. was organized as a limited liability company ("LLC") and was treated as a partnership for federal income tax purposes. The 1996 financial statements do not reflect assets the members may have outside their interests in the LLC, nor any obligations, including income taxes, of the individual members.


     PRINCIPLES OF            Intercompany balances and transactions have
     CONSOLIDATION            been eliminated in consolidation.


     ESTIMATES                The financial statements include estimated
                              amounts and disclosures based on management's assumptions about future events. Actual results may differ from those estimates.


     CASH EQUIVALENTS         Highly liquid investments with a maturity of
                              three months or less when purchased are
                              classified as cash equivalents. The carrying amount approximates fair value because of the short maturity of those investments.


     MARKETABLE               Marketable securities consisting of marketable
     SECURITIES               debt securities are classified as
                              available-for-sale securities. Fair value approximates cost at December 31, 1997.


     INVESTMENT IN UNITED     The Company considers its investment in United
     STATES TREASURY NOTES    States Treasury Notes to be available-for-sale
                              securities and all investments mature within one year. Unrealized holding gains and losses are excluded from earnings (fair value approximates cost) and are reported as a separate component of shareholders' equity until realized.


     EQUIPMENT AND            Equipment and leasehold improvements are stated
     LEASEHOLD                at cost.  Depreciation and amortization are
     IMPROVEMENTS             being provided, on accelerated and
                              straight-line methods, over the estimated useful lives of the assets. Leasehold improvements are being amortized on a straight-line basis over the lives of the respective leases or the service lives of the improvements, whichever is shorter.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------


     PATENT COSTS             Patent costs are amortized over the lesser of
                              the estimated useful life or the statutory life of the patent perfection costs on the straight-line method. At December 31, 1997 patent costs have not been amortized as the patents have not yet been issued. The Company reviews the carrying values of its patents and other long-lived assets for possible impairment whenever an event or change in circumstances indicates that the carrying amount of the assets may not be recoverable. Any long-lived assets held for disposal are reported at the lower of their carrying amounts or fair value less cost to sell.


     INCOME TAXES             The Company recognizes deferred tax assets and
                              liabilities for the expected future tax
                              consequences of temporary differences between the tax basis and financial reporting basis of certain assets and liabilities based upon currently enacted tax rates expected to be in effect when such amounts are realized or settled.


                              The Company has not recorded an income tax benefit for losses incurred of approximately $556,000 which expire in 2012. The Company is in the development stage and realization of the losses is not likely. An income tax valuation allowance has been provided for the losses realized to date.


     BASIC AND DILUTED LOSS   Basic and diluted loss per common share is
     PER COMMON SHARE         computed based on the weighted average number
                              of common shares outstanding.

                              In March 1997, the FASB issued SFAS 128,
                              "Earnings Per Share".  The new standard
                              simplifies earnings per share and requires presentation of two new amounts, basic and diluted earnings per share. The Company adopted this standard for the year ended December 31, 1997.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------


2.   RECAPITALIZATION         On May 16, 1997, MT Financial Group, Inc. (an
     AND MERGER               inactive public company), through its wholly
                              owned subsidiary, effected a reverse merger with Photogen, Inc., successor to Photogen, L.L.C. ("Photogen"). Legally, Photogen is a wholly owned subsidiary of Photogen
                              Technologies, Inc. (formerly known as MT
                              Financial Group, Inc.).


                              For financial reporting purposes, Photogen was deemed to be the acquiring entity. The transaction has been reflected in the accompanying financial statements as (1) a recapitalization of Photogen (consisting of a 48,000-for-one stock split and change in par value) and (2) an issuance of shares by Photogen in exchange for all of the outstanding shares of MT Financial Group, Inc.


                              As part of the recapitalization, the Company sold 6,312,833 shares of common stock for a total purchase price of approximately $1,814,000. Further, as consideration for the acquisition of Photogen, Inc., 24,000,000 shares of common stock were issued.


                              Legal and brokerage fees of approximately
                              $371,000 were charged to additional paid-in capital as costs of the recapitalization and merger. Included in the paid-in capital is the net cash of approximately $109,000 by MT Financial Group, Inc.


3.   OBLIGATIONS UNDER        The following is a schedule of future minimum
     CAPITAL LEASES           payments under the capital leases as of
                              December 31, 1997, together with the present value of net minimum lease payments:



                              YEAR ENDING DECEMBER 31,                 Amount
                              ------------------------------------------------
                              1998                               $     28,834
                              1999                                     28,834
                              2000                                     25,407
                              2001                                     13,915
                              ------------------------------------------------

                              Net minimum lease payments               96,990

                              Less amount representing interest        17,895
                              ------------------------------------------------
                              Present value of net minimum
                              lease payments                     $     79,095
                              ------------------------------------------------
                              ------------------------------------------------


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------

                              The equipment which is leased under the
                              capitalized lease agreement and classified as equipment has a cost of $82,539 and accumulated amortization of $4,200.


4.   COMMITMENTS              The Company is leasing offices and a
                              laboratory. The leases expire in 1999 and 2000 and include two options for renewal for additional terms of three years each. Total rental expense charged to operations for the year ended December 31, 1997 aggregated approximately $32,000. There was no rental expense for the period ended December 31, 1996.
                              Future minimum lease payments under operating leases with initial or remaining terms of one year or more are approximately $25,000 for 1998; $16,000 for 1999; and $3,000 for 2000.


                              The Company has entered into employment
                              agreements with certain officers and employees for an initial term of five years. Under the terms of these agreements, the officers and employees are each entitled to an annual salary of $85,000 plus fringe benefits.


5.   SUBSEQUENT EVENT         In March 1998, the Company completed a private
                              placement offering for 875,000 shares of common stock. The Company received gross proceeds of $7,000,000.


ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

     None.


                                       PART III

ITEM 9. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT.

          The information required by Item 9 is incorporated by reference to the information under the caption "Directors, Executive Officers, Promoters and Control Persons; Compliance with Section 16(a) of the Exchange Act" in the Company's definitive proxy statement for the 1998 annual meeting of stockholders.

ITEM 10.  EXECUTIVE COMPENSATION.

     The information required by Item 10 is incorporated by reference to the information under the caption "Executive Compensation" in the Company's definitive proxy statement for the 1998 annual meeting of stockholders.

ITEM 11.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

     The information required by Item 11 is incorporated by reference to the information under the caption "Security Ownership of Certain Beneficial Owners and Management" in the Company's definitive proxy statement for the 1998 annual meeting of stockholders.

ITEM 12.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     The information required by Item 12 is incorporated by reference to the information under the caption "Certain Relationships and Related Transactions" in the Company's definitive proxy statement for the 1998 annual meeting of stockholders.

ITEM 13.  EXHIBITS AND REPORTS ON FORM 8-K.

     EXHIBITS. The following is a list of exhibits filed as part of this Form 10-KSB. Exhibits that were previously filed are incorporated by reference. For exhibits incorporated by reference, the location of the exhibit in the previous filings is indicated in parenthesis.

EXHIBIT NO.                       DESCRIPTION

     3.1     Restated Articles of Incorporation of Photogen Technologies, Inc.
             (Filed as exhibit 3.1 to the Company's Registration Statement on Form 10-SB dated December 24, 1997.)

     3.2     Bylaws of Photogen Technologies, Inc. (Filed as exhibit 3.2 to the
             Company's Registration Statement on Form 10-SB dated December 24,
             1997.)

     3.3     Charter of Photogen, Inc.  (Filed as exhibit 3.3 to the Company's
             Registration Statement on Form 10-SB dated December 24, 1997.)

     3.4     Bylaws of Photogen, Inc. (Filed as exhibit 3.4 to the Company's
             Registration Statement on Form 10-SB dated December 24, 1997.)

                                          35


EXHIBIT NO.                       DESCRIPTION

     9.1     Voting Agreement dated May 16, 1997 entered into by Eric A.
             Wachter, Ph.D., Craig Dees, Ph.D., Walter G. Fisher, Ph.D.,  Tim
             Scott, Ph.D., John Smolik, Theodore Tannebaum, Robert J.
             Weinstein, M.D., Stuart P. Levine, and Thomas B. Rosenberg, and joined into by the Company. (Filed as exhibit 9.1 to the Company's
             Registration Statement on Form 10-SB dated December 24, 1997.)

    10.1 Consent and Assignment to Lease entered into by the Company, Genase, L.L.C. and P.C. Powell and Wilma Powell dated November 13,
             1997.  (Filed as exhibit 10.1 to the Company's Registration
             Statement on Form 10-SB dated December 24, 1997.)

    10.2     Lease Agreement entered into by the Company, P.C. Powell and Wilma
             Powell dated June 1, 1997.  (Filed as exhibit 10.2 to the Company's
             Registration Statement on Form 10-SB dated December 24, 1997.)

    10.3 Research Contract entered into by the Company and the University of Tennessee, College of Veterinary Medicine dated as of October
             1, 1997 (Filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1997.)

    10.4 Confirmatory License in favor of the U.S. Department of Energy relating to the Company's Method for Improved Selectivity in Photo-Activation and Detection of Molecular Diagnostic Agents
             (Serial No. 08/741,370) dated February 4, 1997. (Filed as exhibit 10.4 to the Company's Registration Statement on Form 10-SB dated December 24, 1997.)

    10.5 Confirmatory License in favor of the U.S. Department of Energy relating to the Company's Method for Improved Selectivity in Photo-Activation of Molecular Agents (Serial No. 08/739,801) dated
             February 4, 1997.  (Filed as exhibit 10.5 to the Company's
             Registration Statement on Form 10-SB dated December 24, 1997.)

                                          36


EXHIBIT NO.                     DESCRIPTION

    10.6 Form of Employment Agreements entered into by the Company and each of John Smolik, Eric A. Wachter, Ph.D., Walter G. Fisher, Ph.D., and Craig Dees, Ph.D. dated May 16, 1997 (Filed as exhibit 10.6 to the Company's Registration Statement on Form 10-SB dated
             December 24, 1997.)

    10.7 Form of Non-competition/Non-disclosure Agreements entered into by the Company and each of John Smolik, Eric A. Wachter, Ph.D.,
             Walter G. Fisher, Ph.D., Craig Dees, Ph.D. and Timothy C. Scott dated May 16, 1997. (Filed as exhibit 10.7 to the Company's
             Registration Statement on Form 10-SB dated December 24, 1997.)

    10.8 Form of Warrant Agreement entered into by the Company and certain other parties dated May 16, 1997. (Filed as exhibit 10.8 to the Company's Registration Statement on Form 10-SB dated
             December 24, 1997.)

    10.9     Escrow Agreement entered into by the Company, American National
             Bank and Trust Company of Chicago, Photogen Technologies, Inc.,
             Eric A. Wachter, Ph.D., Walter G. Fisher, Ph.D., John Smolik,
             Craig Dees, Ph.D., Timothy C. Scott, Ph.D., Stuart Fuchs, Jeff
             Elliot Margolis, and Stephen L. Ross, dated May 16, 1997. (Filed as exhibit 10.9 to the Company's Registration Statement on Form 10-
             SB dated December 24, 1997.)

    10.10    Research Agreement entered into by the Company, the Thompson
             Cancer Survival Center, and Masoud Panjehpour, Ph.D., dated as of November 1, 1997.

     21      Subsidiaries of the registrant.   (Filed as exhibit 21 to the
             Company's Registration Statement on Form 10-SB dated December 24,
             1997.)

     27      Financial Data Schedule.


     REPORTS ON FORM 8-K. The Company filed a report on Form 8-K on December 8, 1997 regarding the Company's press release stating that it had received a written notice of allowance from the United States Patent and Trademark office on a portion of the claims in the Company's therapeutic patent application.

                                      SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date:  March 30, 1998                   Photogen Technologies, Inc.


                                   By: /s/ John Smolik
                                      --------------------------------
                                        John Smolik, President and
                                        Chief Executive Officer

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.



           Signature                           Title                       Date
           ---------                           -----                       ----
   /s/ John Smokik                        Chairman of the Board,       March 30, 1998
  ----------------------------------      President, Chief
  John Smolik                             Executive Officer and
                                          Chief Financial Officer
                                          (Principal executive and
                                          financial and accounting
                                          officer)

   /s/ Eric A. Wachter
  ----------------------------------      Director, Secretary          March 30, 1998
  Eric A. Wachter, Ph.D.                  and Treasurer

   /s/ Craig Dees
  ----------------------------------      Director                     March 30, 1998
  Craig Dees, Ph.D.

   /s/ Walter G. Fisher
  ----------------------------------      Director                     March 30, 1998
  Walter G. Fisher, Ph.D.

   /s/ Robert J. Weinstein
  ----------------------------------      Director                     March 30, 1998
  Robert J. Weinstein, M.D.


                                    EXHIBIT INDEX



 EXHIBIT NO.                             DESCRIPTION

    +3.1 Restated Articles of Incorporation of Photogen Technologies, Inc. (Filed as exhibit 3.1 to the Company's Registration Statement on Form 10-SB dated December 24, 1997.)

     +3.2 Bylaws of Photogen Technologies, Inc. (Filed as exhibit 3.2 to the Company's Registration Statement on Form 10-SB dated December 24, 1997.)

     +3.3 Charter of Photogen, Inc. (Filed as exhibit 3.3 to the Company's Registration Statement on Form 10-SB dated December 24, 1997.)

     +3.4 Bylaws of Photogen, Inc. (Filed as exhibit 3.4 to the Company's Registration Statement on Form 10-SB dated December 24, 1997.)

     +9.1 Voting Agreement dated May 16, 1997 entered into by Eric A. Wachter, Ph.D., Craig Dees, Ph.D., Walter G. Fisher, Ph.D., Tim Scott, Ph.D., John Smolik, Theodore Tannebaum, Robert J. Weinstein, M.D., Stuart P. Levine, and Thomas B. Rosenberg, and joined into by the Company. (Filed as exhibit 9.1 to the Company's Registration Statement on Form 10-SB dated December 24, 1997.)

    +10.1 Consent and Assignment to Lease entered into by the Company, Genase, L.L.C. and P.C. Powell and Wilma Powell dated November 13, 1997. (Filed as exhibit 10.1 to the Company's Registration Statement on Form 10-SB dated December 24, 1997.)

    +10.2 Lease Agreement entered into by the Company, P.C. Powell and Wilma Powell dated June 1, 1997. (Filed as exhibit 10.2 to the Company's Registration Statement on Form 10-SB dated December 24, 1997.)

    +10.3 Research Contract entered into by the Company and the University of Tennessee, College of Veterinary Medicine dated as of October 1, 1997 (Filed as exhibit 10.1 to the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1997).

    +10.4 Confirmatory License in favor of the U.S. Department of Energy relating to the Company's Method for Improved Selectivity in Photo-Activation and Detection of Molecular Diagnostic Agents (Serial No. 08/741,370) dated February 4, 1997. (Filed as exhibit 10.4 to the Company's Registration Statement on Form 10-SB dated December 24, 1997.)

    +10.5 Confirmatory License in favor of the U.S. Department of Energy relating to the Company's Method for Improved Selectivity in Photo-Activation of Molecular Agents (Serial No. 08/739,801) dated February 4, 1997. (Filed as exhibit 10.5 to the Company's Registration Statement on Form 10-SB dated December 24, 1997.)

 EXHIBIT NO.                             DESCRIPTION


    +10.6 Form of Employment Agreements entered into by the Company and each of John Smolik, Eric A. Wachter, Ph.D., Walter G. Fisher, Ph.D., and Craig Dees, Ph.D. dated May 16, 1997. (Filed as exhibit 10.6 to the Company's Registration Statement on Form 10-SB dated December 24, 1997.)

    +10.7 Form of Non-competition/Non-disclosure Agreements entered into by the Company and each of John Smolik, Eric A. Wachter, Ph.D., Walter G. Fisher, Ph.D., Craig Dees, Ph.D. and Timothy C. Scott dated May 16, 1997. (Filed as exhibit 10.7 to the Company's Registration Statement on Form 10-SB dated December 24, 1997.)

    +10.8 Form of Warrant Agreement entered into by the Company and certain other parties dated May 6, 1997. (Filed as exhibit 10.8 to the Company's Registration Statement on Form 10-SB dated December 24, 1997.)

    +10.9 Escrow Agreement entered into by the Company, American National Bank and Trust Company of Chicago, Photogen Technologies, Inc., Eric A. Wachter, Ph.D., Walter G. Fisher, Ph.D., John Smolik, Craig Dees, Ph.D., Timothy C. Scott, Ph.D., Stuart Fuchs, Jeff Elliot Margolis, and Stephen L. Ross, dated May 16, 1997. (Filed as exhibit 10.9 to the Company's Registration Statement on Form 10-SB dated December 24, 1997.)

    *10.10 Research Agreement entered into by the Company, the Thompson Cancer Survival Center, and Masoud Panjehpour, Ph.D., dated as of November 1, 1997.

     +21      Subsidiaries of the registrant.    (Filed as exhibit 21 to the
              Company's Registration Statement on Form 10-SB dated December 24, 1997.)

     *27      Financial Data Schedule.

                            PHOTOGEN TECHNOLOGIES, INC.
                          ANNUAL MEETING OF STOCKHOLDERS
                                   MAY 27, 1998
                                      PROXY

                       THIS PROXY IS SOLICITED ON BEHALF OF
                THE BOARD OF DIRECTORS OF PHOTOGEN TECHNOLOGIES, INC.

     The undersigned hereby appoints John Smolik and Robert Weinstein, M.D., or either one of them acting singly in the absence of the other, with full power of substitution, the proxy and proxies of the undersigned to vote the shares of Common Stock, par value $.001 per share, of Photogen Technologies, Inc. ("Photogen"), which the undersigned could vote, and with all power the undersigned would possess, if personally present at the Annual Meeting of Stockholders of Photogen Technologies, Inc. to be held at the Drake Hotel, 140 Each Walton Place, Chicago, Illinois, on Wednesday, May 27, 1998, at 10:00 a.m., Chicago Time, and any adjournment thereof, all as set forth in the accompanying Proxy Statement:

1. Approval of amendments to paragraph (b) of Article Fifth of Photgen's Restated Articles of Incorporation.

           /  / FOR          /  / AGAINST        /  /  ABSTAIN


2.  Election of Directors

    / / FOR all nominees listed below to serve a term of one year each (except as marked to the contrary below)

   /  /   WITHHOLD AUTHORITY to vote for all nominees listed below.
INSTRUCTION: To withhold authority to vote for any individual nominee, mark a line through the nominee's name in the list below.

          John A. Smolik
          Eric A. Wachter, Ph.D.
          Walter G. Fisher, Ph.D.
          Craig Dees, Ph.D.
          Robert J. Weinstein, M.D.
          Lester H. McKeever, Jr.

3.  Approval of the Photogen Technologies, Inc. 1998 Long Term Incentive
Plan.

           /  / FOR          /  / AGAINST        /  /  ABSTAIN


             (Continued and to be dated and signed on other side)

(Continued from other side)

4. In their discretion, to act upon any matters incidental to the foregoing and such other business as may properly come before the Annual Meeting, or any adjournment thereof.


This Proxy when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3 ABOVE. Any holder who wishes to withhold the discretionary authority referred to in Item 4 above should mark a line through the entire Item.

The undersigned hereby acknowledges receipt of Photogen's April 29, 1998 Proxy Statement (including the Annual Report on Form 10-KSB for the year ended December 31, 1997).

Dated:            , 1998
      ------------




----------------------------------------
Signature(s)



----------------------------------------
(Please sign exactly and as fully as your name appears on your stock certificate.
If shares are held jointly, each stockholder must sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.)


  PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY, USING THE ENCLOSED ENVELOPE.

                          NO POSTAGE IS REQUIRED.